                                                                    EXHIBIT 10.3

                         CREDIT AND SECURITY AGREEMENT

         THIS AGREEMENT is made as of April 8, 1994, by and between FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender"), and PRIMEGG, LTD., a Delaware corporation (the "Borrower").

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS. In addition to terms defined elsewhere in this Agreement or any Supplement, Exhibit or Schedule hereto, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural forms of the terms defined, as the context may require):

         "Account Debtor": Any Person who is or who may become obligated to the Borrower under, with respect to, or on account of an Account Receivable, General Intangible or other Collateral.

         "Account Receivable": Any account of the Borrower and any other right of the Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

         "Adverse Event": The occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower or any other Obligor to perform its obligations under the Loan Documents.

         "Affiliate" means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Lender, including, without limitation, FBNA. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of stock, by contract or otherwise.

         "Agreement": This Credit and Security Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "Application": An application by the Borrower, in a form and containing terms and provisions acceptable to the Lender, for the issuance by the Lender, or any Affiliate, of a Letter of Credit.

         "Assignment of Life Insurance": An Assignment of Life Insurance Policy as Collateral, substantially in the form set forth as Exhibit A, of the Borrower in favor of the Lender.

         "Attorneys' Fees": The value of the services (and costs, charges and expenses related thereto) of the attorneys employed by the Lender
(including, without limitation, attorneys and paralegals who are employees of the Lender or any Affiliate) from time to time (a) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of the Loan Documents, (b) to prepare documentation related to the Loans and other Obligations incurred hereunder, (c) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, the Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, the Loan Documents, or the Borrower's or any other Obligor's or any Subsidiary's affairs, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral, (v) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement, and (e) to enforce any of the Lender's rights to collect any of the Obligations.

         "Average Maturity Period": The weighted average time to scheduled maturity of the total dollar amount of principal being prepaid at any one time. Average Maturity Period shall be computed by (a) multiplying the dollar amount of each installment of principal prepaid by the number of days until the scheduled maturity of that installment, (b) adding together the resulting products, and (c) dividing the resulting sum by the total dollar amount of principal being prepaid.

         "Borrowing Base": The term "Borrowing Base" shall have the meaning given such term in Supplement A.

         "Borrowing Base Certificate": The term "Borrowing Base Certificate" shall have the meaning given such term in Section 2.5(c).

         "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

         "Capital Base": At any determination date, the total of (a) the sum of
(i) all assets appearing on a consolidated balance sheet of the Borrower at such date, prepared in accordance with GAAP, after deducting all proper reserves (including reserves for depreciation, obsolescence and amortization), plus (ii) Subordinated Debt; minus (b) all liabilities which in accordance with GAAP would be included on the liability side of a consolidated balance sheet

         "Capital Expenditure": Any amount debited to the fixed asset account on the consolidated balance sheet of the Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in clause (a), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

         "Capitalized Lease": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Flow Coverage Ratio": For any period, the ratio of (a) the Borrower's EBITDA to (b) the sum of (i) consolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases), plus (ii) mandatory principal payments on Long Term Debt,




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plus (iii) Capital Expenditures which have not been financed using Long Term
Debt, plus (iv) income taxes actually paid during such period.

         "Closing Date": The date on which all of the conditions precedent to the initial Loans are satisfied.

         "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with the regulations thereunder.

         "Collateral": The term "Collateral" shall have the meaning given such term in Section 3.1.

         "Collateral Account": The term "Collateral Account" shall have the meaning given such term in Section 3.2(d).

         "Collateral Letter of Credit": The term "Collateral Letter of Credit" shall have the meaning given such term in Section 3.5.

         "Committed Inventory": Finished Goods Inventory of the Borrower which an Account Debtor has agreed in writing to purchase from the Borrower.

         "Credit": The facility established under this Agreement pursuant to which the Lender will make Revolving Loans and the Term Loans to the Borrower or issue, or cause any Affiliate to issue, Letters of Credit for the account of the Borrower.

         "Default Rate": With respect to a Loan, the rate of interest which is applicable to such Loan after any amount thereof is not paid when due, as determined pursuant to Supplement A.

         "Disbursement Account": The term "Disbursement Account" shall have the meaning given such term in Section 2.3(b).

         "EBITDA": For any period, the consolidated net income of the Borrower and the Subsidiaries before provision for income taxes, interest expense (including, without limitation, implicit interest expense on Capitalized Leases), depreciation, amortization and other non-cash expenses or charges, all as determined in accordance with GAAP, excluding therefrom (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; and (b) similar non-operating losses during such period.

         "Eligible Account Receivable": An Account Receivable owing to the Borrower which meets the following requirements:

                 (a) it is genuine and in all respects what it purports to be;

                 (b) it arises from either (i) the performance of services by the Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (ii) the sale or lease of goods by the Borrower and (A) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor, (B)



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         the Borrower has possession of, or has delivered to the Lender, at the Lender's request, shipping and delivery receipts evidencing such shipment, delivery and acceptance, and (C) such goods have not been returned to the Borrower;

                 (c) it (i) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (A) is dated not earlier than the date of shipment or performance and (B) has payment terms not unacceptable to the Lender; and (ii) meets the Eligible Account Receivable requirements set forth in Supplement A;

                (d) it is not subject to any assignment, claim or Lien other than (i) a Lien in favor of the Lender and (ii) Liens consented to by the Lender in writing;

                (e) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Lender identifying or including such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

                (f) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

                (g) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Lender of such Account Receivable;

                (h) the Account Debtor with respect thereto is not a Subsidiary, Related Party or Obligor, or a director, officer, employee or agent of the Borrower, a Subsidiary, Related Party or Obligor;

                (i) the Account Debtor with respect thereto is a resident or citizen of and is located within the United States of America or, provided such Account Debtor is acceptable to the Lender in its sole discretion, Canada, unless the sale of goods giving rise to such Account Receivable is on letter of credit, banker's acceptance or other letter of credit support terms satisfactory to the Lender;

                j) it does not arise from a "sale on approval," "sale or return" or "consignment," nor is it subject to any other repurchase or return agreement;

                (k) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower, any Subsidiary, Related Party or Obligor (or by any agent or custodian of the Borrower, any Subsidiary, Related Party or Obligor) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;



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                (l) it does not, in any way, fail to meet or violate any
         warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's Accounts Receivable;

                (m) the Account Debtor with respect thereto is not located in the States of Indiana, New Jersey or Minnesota, provided, however, that such restriction shall not apply if (i) the Borrower has filed and has effective a Notice of Business Activities Report with the appropriate office or agency of the States of Indiana, New Jersey or Minnesota, as applicable, for the then current year or (ii) the Borrower is exempt from the filing of such report;

                (n) it arises in the ordinary course of the Borrower's business;

                (o) if the Account Debtor with respect thereto is the United States of America or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Account Receivable to the Lender pursuant to the Assignment of Claims Act of 1940 as amended;

                (p) if the Lender, in its sole and absolute discretion, has established a credit limit for the Account Debtor with respect thereto, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit; and

                (q) if it is evidenced by chattel paper or instruments, (i) the Lender shall have specifically agreed to include such Account Receivable as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable and (iii) the originals of such chattel paper or instruments have been assigned and delivered to the Lender in a manner satisfactory to the Lender.

An Account Receivable which is at any time an Eligible Account Receivable but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Lender at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account Receivable shall forthwith cease to be an Eligible Account Receivable.

         "Eligible Committed Inventory": Committed Inventory of the Borrower with respect to which the Account Debtor has been approved by the Lender, in its sole and absolute discretion, and the Account Receivable arising therefrom would otherwise constitute an Eligible Account Receivable. Further, with respect to any Committed Inventory, if the Lender at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained herein, such Committed Inventory shall forthwith cease to be Eligible Committed Inventory.

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         "Eligible Inventory": Inventory of the Borrower which meets the following requirements:

                (a) it is owned by the Borrower and is not subject to any prior assignment, claim or Lien other than (i) a Lien in favor of the Lender and (ii) Liens consented to by the Lender in writing;

                (b) if held for sale or lease or furnishing under contracts of service, it is (except as the Lender may otherwise consent in writing) new and unused;

                (c) except as the Lender may otherwise consent, it is not stored with a bailee, warehouseman or similar party; if so stored with the Lender's consent, such bailee, warehouseman or similar party has issued and delivered to the Lender, in form and substance acceptable to the Lender, such documents and agreements as the Lender may require, including, without limitation, warehouse receipts therefor in the Lender's name;

                (d) the Lender has determined, in its sole and absolute discretion, that it is not unacceptable due to age, type, category, quality and/or quantity;

                (e) it is not held by the Borrower on "consignment" and is not subject to any other repurchase or return agreement;

                (f) it complies with all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale;

                (g) it does not, in any way, fail to meet or violate any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's Inventory; and

                (h) it satisfies the Eligible Inventory requirements, if any, set forth in Supplement A.

Inventory of the Borrower which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

         "Environmental Laws": The Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other federal, state or local statue, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

         "Environmental Lien": A Lien in favor of any governmental entity for
(a) any liability under any Environmental Law, or (b) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal, or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.




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

         "Equipment": All equipment of the Borrower of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with the regulations thereunder.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Event of Default": The term "Event of Default" shall have the meaning given such term in Section 7.1.

         "FBNA": First Bank National Association, a national banking association having its offices at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

         "Federal Reserve Board": The Board of Governors of the Federal Reserve System or any successor thereto.

         "Finished Goods Inventory": Inventory of the Borrower which consists of finished goods.

         "Fixed Rate": A rate per annum equal to the sum of (a) the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury Securities having a maturity date closest to the Termination Date, as published by The Wall Street Journal (or, if not so published, as determined by the Lender by using the average quotes obtained by the Lender from three primary dealers that market U.S. Treasury Securities on the secondary market); plus (b) the amount by which the Lender's cost of funds exceeded the aforementioned yield as of the day of the establishment of the Fixed Rate.

         "Fixed Rate Loan": Any Loan which bears interest from time to time with reference to the Fixed Rate.

         "GAAP": Generally accepted accounting principles promulgated by the Financial Accounting Standards Board, as applied in the preparation of the audited financial statement of the Borrower referred to in Section 4.6.

         "General Intangibles": All of the Borrower's intangible personal property including things in action, causes of action and all other personal property of the Borrower of every kind and nature (other than goods, accounts, chattel paper, documents, instruments and money) including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the Accounts Receivable, any other rights to payment, including, without limitation, rights to reimbursement or indemnification, and any other rights of whatsoever nature.



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

         "Government Yield": As of any date of determination, the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury Securities having a maturity date closest to the Average Maturity Period, as published by The Wall Street Journal (or, if not so published, as determined by the Lender by using the average quotes obtained by the Lender from three primary dealers that market U.S. Treasury Securities on the secondary market).


         "Guarantor": Mark S. Krasno, individually.

         "Guaranty": A Guaranty, substantially in the form set forth as Exhibit B, of the Guarantor in favor of the Lender.

         "Hazardous Materials": Any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law including, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et. seq., as amended or hereafter amended, and asbestos in any form or condition.

         "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligors balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) any obligation secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not such obligation shall have been assumed and whether or not such obligation is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of business; (d) any obligation as lessee under any Capitalized Lease; (e) any guaranty, endorsement or other contingent obligation in respect to Indebtedness of others; and (f) any undertaking or agreement to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities": The term "Indemnified Liabilities" shall have the meaning given such term in Section 10.2.

         "Indemnitees": The term "Indemnitees" shall have the meaning given such term in Section 10.2.

         "Issuing Bank": For purposes of the original Collateral Letter of Credit, Bank Leumi LeIsrael, and for purposes of any substititute Collateral Letter of Credit, such other financial institution as shall be satisfactory to the Lender in its sole and absolute discretion.

         "Interest Differential": As of the date of any full or partial prepayment, the rate of interest payable on Term Loan A minus the sum of (a) the Government Yield as of the date of prepayment plus (b) the amount by which the Lender's cost of funds exceeded the Government Yield as of the day of the establishment of the Fixed Rate for the Loan.





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

         "Inventory": Any and all of the Borrower's goods, including, without limitation, goods in transit, wheresoever located which are or may at any time be leased by the Borrower to a lessee, held for sale or lease, furnished under any contract of service or held as raw materials, work in process, or supplies or materials used or consumed in the Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods, the sale or other disposition of which has given rise to an Account Receivable, which are returned to and/or repossessed and/or stopped in transit by the Borrower or the Lender, or at any time hereafter in the possession or under the control of the Borrower or the Lender, or any agent or bailee of either thereof, and all documents of title or other documents representing the same.

         "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real and personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of, or any interest in, another Person or any integral part of any business or the assets comprising such business or part thereof.

         "L/C Draft": A draft drawn on the Lender, or any Affiliate, pursuant to a Letter of Credit.

         "Letter of Credit": A letter of credit issued by the Lender, or any Affiliate, on the Application of the Borrower.

         "Letter of Credit Obligations": An amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (a) the amount of any reduction(s) in the original face amount of any Letter of Credit which did not result from a draw made under such Letter of Credit, (b) the amount of any payments made by the Lender, or any Affiliate, with respect to a Letter of Credit or L/C Draft for which the Borrower has reimbursed the Lender, or such Affiliate, and (c) the undrawn portion of any issued, but expired, Letter of Credit plus the amount of any increase(s) in the original face amount of any Letter of Credit. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Lender's, or any Affiliate's, acceptance of an L/C Draft shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

         "Letter of Credit Sublimit": The term "Letter of Credit Sublimit" shall have the meaning given such term in Supplement A.

         "Lien": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "Loan": Any Revolving Loan made by the Lender to the Borrower pursuant to Section 2.1.1, Term Loan A made by the Lender to the Borrower pursuant to
Section 2.1.2, Term Loan B made by the Lender to the Borrower pursuant to
Section 2.1.3, and any other loan or advance made by the Lender to the Borrower under or pursuant to this Agreement.





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

         "Loan Account": The term "Loan Account" shall have the meaning given such term in Section 2.3(A).

         "Loan Documents": This Agreement, any Note, the Guaranty, the Subordination Agreements, the Collateral Letter of Credit and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or the Collateral.

         "Long Term Debt": All Indebtedness of any Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendble at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Long Term Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

         "Note": Any promissory note of the Borrower evidencing any loan or advance (including but not limited to the Loans) made by the Lender to the Borrower pursuant to this Agreement.

         "Obligations": All of the liabilities, obligations and indebtedness of the Borrower to the Lender, or any Affiliate, of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including, without limitation, (a) the Borrower's obligations under the Loan Documents, including obligations of performance, (b) the Borrower's obligations with respect to any Letter of Credit or any Application, and (c) interest, charges, expenses, Attorneys' Fees and other sums chargeable to the Borrower by the Lender under the Loan Documents. "Obligations" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

         "Obligor": The Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Obligations or who grants to the Lender a Lien on any property of such Person as security for any of the Obligations.

         "Occupational Safety and Health Law": The Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

         "Over Advance": The term "Over Advance" shall have the meaning given such term in Section 2.8.

         "Overdraft Loan": The term "Overdraft Loan" shall have the meaning given such term in Section 2.7.

         "Participant": Any Person, now or at any time or times hereafter, participating with the Lender in the Loans made to the Borrower hereunder.




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





        "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto or to the functions thereof.

        "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision thereof, or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

        "Quotient": The term "Quotient" shall have the meaning given such term in Section 2.1.2(d).

        "Reference Rate": The rate of interest from time to time publicly announced by FBNA as its "reference rate." The Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

        "Related Party": Any Person (other than a Subsidiary): (a) which directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower, or (c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Reportable Event": A reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC, by regulation, has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

        "Revolving Credit Amount": The term "Revolving Credit Amount" shall have the meaning given such term in Supplement A.

        "Revolving Loan": The term "Revolving Loan" shall have the meaning given such term in Section 2.1.1.

        "Revolving Loan Availability": The lesser of (a) the Revolving Credit Amount minus the Letter of Credit Obligations and (b) the Borrowing Base minus the Letter of Credit Obligations.

        "Subordinated Debt": That portion of any liabilities, obligations or Indebtedness of the Borrower which contains terms satisfactory to the Lender and is subordinated, in a manner satisfactory to the Lender, as to right and time of payment of principal and interest thereon, to any and all of the Obligations.

        "Subordinated Lender(s)": Bleeman Holdings Limited, Caftan Holdings Limited, Egis Holdings Limited, Greenwin Florida Investments, Grossman Holdings Limited, H&R Developments, Seaford Holdings Limited and the Guarantor.

        "Subordination Agreement": A Subordination Agreement, substantially in the form set forth as Exhibit C, of each Subordinated Lender in favor of the Lender.

        "Subsidiary": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

        "Supplemental Documentation": The term "Supplemental Documentation" shall have the meaning given such term in Section 3.6.

        "Taxes": With respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

        "Term Loan A": The term "Term Loan A" shall have the meaning given such term in Section 2.1.2.

        "Term Loan B": The term "Term Loan B" shall have the meaning given such term in Section 2.1.3.

        "Term Loan(s)": Individually or collectively, Term Loan A and Term Loan
B.

        "Termination Date": The term "Termination Date" shall have the meaning given such term in Supplement A.

        "Third Party Collateral": Any property of any Person other than the Borrower which secures payment or performance of any Obligations.

        "UCC": The Uniform Commercial Code as in effect in the State of Minnesota and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

        "Unmatured Event of Default": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

        "Unused Revolving Credit Amount": The Revolving Credit Amount minus the sum of (a) the outstanding principal balance of the Revolving Loans plus (b) the Letter of Credit Obligations.

        "U.S. Treasury Securities": Actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury Securities is scheduled to mature at or about the time of the Termination Date, then to the extent possible, the U.S. Treasury Security most recently issued will be chosen.

        "Variable Rate Loan": Any Loan which bears interest from time to time with reference to the Reference Rate.

         1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles V and VI shall be made in accordance with GAAP consistently applied, using a first in first out method of Inventory valuation. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and the Subsidiaries in accordance with GAAP.

         1.3 OTHER DEFINITIONAL PROVISIONS. Unless otherwise defined herein, all terms defined in this Agreement shall have such defined meanings when used in any other Loan Document. Terms used in this Agreement which are defined in any Supplement, Exhibit or Schedule hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement, Exhibit or Schedule. Other terms used in this Agreement shall, unless the context otherwise indicates, have the meanings given such terms in the Minnesota Uniform Commercial Code to the extent the same are used or defined therein. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Reference to "this Agreement" shall include the provisions of Supplement A. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

            ARTICLE 11 REVOLVING LOANS; TERM LOANS; OTHER MATTERS

         2.1      LOANS.

            2.1.1 REVOLVING LOANS.

                  (a) Subject to the terms and conditions of the Loan
            Documents, and in reliance upon the warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make such loans or advances (individually, a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower as the Borrower may from time to time request, up to but not in excess of the Revolving Loan Availability. Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, reborrowed to the Termination Date unless the Credit extended under this Agreement is otherwise terminated as provided in this Agreement.

                  (b) In the event the aggregate outstanding principal balance of the Revolving Loans exceeds the Revolving Loan Availability, the Borrower shall, unless the Lender shall otherwise consent, immediately and without notice of any kind, make such payments or take such other action as shall be necessary to eliminate such excess.

         2.1.2 TERM LOAN A.

                (a) Subject to the terms and conditions of the Loan Documents, and in reliance upon the warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make a loan ("Term Loan A") to the Borrower on the Closing Date in the amount of TWO MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,300,000) or such lesser amount as the Borrower shall request.

                (b) Unless otherwise required to be sooner paid pursuant to this Agreement, the principal of Term Loan A shall mature and be payable in consecutive equal monthly installments of $38,333 payable on the fifteenth day of each month for the immediately preceding month, commencing on the first such day to occur following the date of this Agreement, and a final installment in the outstanding principal balance of Term Loan A on the Termination Date.

                (c) During any period in which Term Loan A is a Variable Rate Loan, the Borrower may, upon three Business Days' notice to the Lender, prepay the principal of Term Loan A in whole or in part without premium. Any partial prepayment of principal of Term Loan A shall be in a minimum amount of the lesser of (i) the outstanding principal balance of Term Loan A and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of Term Loan A in the inverse order of their maturities. Any principal of Term Loan A which is repaid may not be reborrowed.

                (d) During any period in which Term Loan A is a Fixed Rate Loan, the Borrower may, upon five Business Days' prior written notice to the Lender, prepay the principal of Term Loan A in whole or in part. Any partial prepayment of principal of Term Loan A shall be in a minimum amount of the lesser of (i) the outstanding principal balance of Term Loan A and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of Term Loan A in the inverse order of their maturities. If at the time of any prepayment (whether voluntary or involuntary, including, without limitation, any payment prior to the scheduled maturity following acceleration of Term Loan A), the Interest Differential is greater than zero, the Borrower shall pay to the Lender a prepayment premium equal to the present value (determined in accordance with standard financial practice) of the product of (1) the Interest Differential, (2) the amount prepaid, and (3) the Average Maturity Period. The amount of the prepayment premium shall be calculated as follows: The amount prepaid shall be multiplied by the product of (A) the Interest Differential, and (B) a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a thirty day month) in the Average Maturity Period, yielding a quotient (the "Quotient"). The amount of the prepayment premium shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using Government Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a thirty day month) in the Average Maturity Period, with the amount of each hypothetical monthly payment being equal to the Quotient and with the first payment payable thirty days after the date of prepayment.

                (e) Any payment of Term Loan A may be made with the proceeds of a Revolving Loan only if, immediately before and after giving effect to such payment, no Event of Default or Unmatured Event of Default then exists or would result therefrom.

         2.1.3 TERM LOAN B.

                (a) Subject to the terms and conditions of the Loan Documents, and in reliance upon the warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make a loan ("Term Loan B") to the Borrower on the Closing Date in the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000) or such lesser amount as the Borrower shall request.

                (b) Unless otherwise required to be sooner paid pursuant to this Agreement, the entire outstanding principal balance of Term Loan B shall mature and be payable on March 31, 1995.

                (c) The Borrower may, upon three Business Days' notice to the Lender, prepay the principal of Term Loan B in whole or in part without premium. Any partial prepayment of principal of Term Loan B shall be in a minimum amount of the lesser of (i) the outstanding principal balance of Term Loan B and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of Term Loan B in the inverse order of their maturities. Any principal of Term Loan B which is repaid may not be reborrowed.

                (d) Any payment of Term Loan B may be made with the proceeds of a Revolving Loan only if, immediately before and after giving effect to such payment, no Event of Default or Unmatured Event of Default then exists or would result therefrom.

         2.1.4 ALL LOANS PAYABLE ON TERMINATION DATE. All Loans and other Obligations hereunder shall be paid by the Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement.

2.2      LETTERS OF CREDIT.

         (a) In addition to Loans made pursuant to Section 2.1, the Lender, or any Affiliate, may, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as the Lender, or such Affiliate, may require, issue Letters of Credit on such terms as are satisfactory to the Lender; provided, however, that no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, the Letter of Credit Obligations exceeds the least of (i) the Letter of Credit

         Sublimit, (ii) the Revolving Credit Amount minus the outstanding principal balance of the Revolving Loans and (iii) the Borrowing Base minus the outstanding principal balance of the Revolving Loans.

                (b) The Borrower agrees to pay the Lender, or any Affiliate, on demand, the Lender's, or such Affiliate's, standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit. The Borrower further agrees to pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in the amount indicated in Supplement A.
         Such commissions shall be paid at such frequency as the Lender, or such Affiliate, shall determine.

                (c) The Borrower agrees to reimburse the Lender, or any Affiliate, on demand for each payment made by the Lender, or such Affiliate, under or pursuant to any Letter of Credit or L/C Draft. The Borrower further agrees to pay to the Lender, or any Affiliate, on demand, interest at the Default Rate, on any amount paid by the Lender, or such Affiliate, under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to the Lender, or such Affiliate.

                (d) Notwithstanding anything to the contrary herein or in any Application of the Borrower, upon the occurrence of an Event of Default, or on the Termination Date, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, at the Lender's option and without further notice to the Borrower, be deemed (as between the Lender and the Borrower) to have been paid or disbursed by the Lender under the Letters of Credit and L/C Drafts accepted by the Lender, or any Affiliate, notwithstanding that such amounts may not in fact have been so paid or disbursed, and a Loan to the Borrower, in the amount of such Letter of Credit Obligations, to have been made and accepted, which Loan shall be immediately due and payable. In lieu of the foregoing, at the election of the Lender, the Borrower shall, upon the Lender's demand, deliver to the Lender, or any Affiliate, cash or other Collateral of a type satisfactory to the Lender, or such Affiliate, having a value, as determined by the Lender, or such Affiliate, equal to the aggregate Letter of Credit Obligations. Any such Collateral and/or any amounts received by the Lender, or any Affiliate, in payment of the Loan made pursuant to this paragraph (d) shall be held by the Lender, or such Affiliate, in the Collateral Account or a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Lender, or such Affiliate, as collateral security for the Obligations and each of the Letters of Credit and L/C Drafts. Such amounts shall not be used by the Lender, or any Affiliate, to pay any amounts drawn or paid under or pursuant to any Letter of Credit or L/C Draft but may be applied to reimburse the Lender, or any Affiliate, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts which the Lender, or such Affiliate, has paid or, if no such reimbursement is required, to payment of such other Obligations as the Lender shall determine. Following payment in full of all Obligations, any amounts remaining in any cash collateral account established pursuant to this paragraph
         (d) which are not (as determined by the Lender) to be applied to reimburse the Lender, or any Affiliate, for amounts actually paid by the Lender, or such Affiliate, in respect of a Letter of Credit or L/C Draft shall be returned to the Borrower (after deduction of the Lender's, or such Affiliate's expenses).

     2.3  LOAN ACCOUNT; DISBURSEMENT ACCOUNT.

     (a) LOAN ACCOUNT. The Lender shall establish or cause to be established on its books in the Borrower's name one or more accounts (each, a "Loan Account") to evidence Loans made to the Borrower. Any amounts advanced as Loans which are credited to the Disbursement Account, together with any other amounts advanced to the Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

     (b) DISBURSEMENT ACCOUNT. Unless otherwise provided in this Agreement, the Lender will credit or cause to be credited to a commercial account (the "Disbursement Account") maintained by the Borrower at FBNA's First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 office the amount of any sums advanced as Loans.

     2.4 INTEREST; FEES.

     (a) INTEREST. The outstanding principal balance of each Loan to the Borrower hereunder shall bear interest at the rate(s) applicable to such Loan indicated in Supplement A; provided, however, that no provision of this Agreement or any Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of 360 days on the actual daily balance of such Loan. Interest on the unpaid principal of any Loan shall accrue from the date such Loan is made to the date such Loan is paid. Interest shall be paid by the Borrower on the last day of each month, commencing on the first such day to occur after the date hereof, and on maturity. After maturity of any Loan, whether by acceleration or otherwise, interest shall be payable on demand.

     (b) INTEREST AFTER DEFAULT. If any Loan or any amount thereof is not paid in full when due, whether by acceleration or otherwise, the entire unpaid principal balance of such Loan shall bear interest at the Default Rate applicable to such Loan,

     (c) COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in the amount indicated in Supplement A. The commitment fee shall be charged for the actual number of days elapsed over a year consisting of 360 days on the actual daily balance of the Revolving Loans. The commitment fee shall be paid by the Borrower in arrears on the last day of each March, June, September and December, commencing on the first such day to occur after the date hereof, and on the date the Credit terminates for the period then ended.

     (d) CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower, the Borrower shall pay to the Lender a termination fee in the amount indicated in Supplement A.

     2.5 REQUESTS FOR REVOLVING LOANS; BORROWING BASE CERTIFICATES; OTHER INFORMATION.

          (a) Revolving Loans shall be requested by telephone, except for Overdraft Loans. Any such telephonic notice shall be promptly confirmed by the Borrower in writing. The Borrower's failure to confirm any such telephonic notice or otherwise comply with the provisions of this Section 2.5(a) shall not in any manner affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

          (b) In the event that the Borrower shall at any time, or from time to time, (i) make a request for a Revolving Loan, or (ii) be deemed to have requested an Overdraft Loan, the Borrower agrees to forthwith provide the Lender with such information, at such frequency and in such format, as is required by the Lender, such information to be current as of the time of such request.

          (c) The Borrower further agrees to provide to the Lender a current borrowing base certificate ("Borrowing Base Certificate") at the end of each month and at such other times as the Lender may request. Such Borrowing Base Certificate shall be in substantially the form of Exhibit D, executed and certified as accurate by such person or persons as the Borrower designates in writing to the Lender pursuant to duly adopted resolutions of the Borrower's Board of Directors authorizing such action.

          (d) The Borrower shall provide the Lender with documentation satisfactory to the Lender indicating the names of those employees of the Borrower authorized by the Borrower to sign Borrowing Base Certificates, among other things, and/or to make a telephone request for a Revolving Loan, and/or to authorize disbursement of the proceeds of a Loan by wire transfer or otherwise, and the Lender shall be entitled to rely upon such documentation until notified in writing by the Borrower of any change(s) in the names of persons so authorized. The Lender shall be entitled to act on the instructions of anyone identifying himself as one of the persons authorized to request Revolving Loans or disbursements of Loan proceeds by telephone and the Borrower shall be bound thereby in the same manner as if the person were actually so authorized. The Borrower agrees to indemnify and hold the Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for making or paying Loans or wire transfers by telephone.

     2.6 NOTES. Except to the extent a Loan may, in the Lender's sole and absolute discretion, be evidenced by a Note, all Loans and payments hereunder shall be recorded on the Lender's books, which shall be rebuttable presumptive evidence of the amount of such Loans outstanding at any time hereunder. The Lender will account monthly as to all Loans and payments hereunder and each monthly accounting will be fully binding on the Borrower unless, within 15 days following the Borrower's receipt thereof, the Borrower shall provide the Lender with a specific listing of exceptions. Notwithstanding any term or condition of this Agreement to the contrary, the failure of the Lender to record the date and amount of any Loan shall not limit or otherwise affect the obligation of the Borrower to repay any such Loan.

     2.7 OVERDRAFT LOANS. The Lender, in its sole and absolute discretion and subject to the terms hereof, may make a Loan to the Borrower in an amount equal to the amount of any overdraft which may from time to time exist with respect to the Disbursement Account or any other bank account which the Borrower may now hereafter have with FBNA or any other Affiliate. The existence of such overdraft shall be deemed to be a request by the Borrower for such Loan. The Borrower acknowledges that the Lender is under no duty or obligation to make any Loan to the Borrower to cover any overdraft. The Borrower further agrees that an overdraft shall constitute a separate Loan under this Agreement (an "Overdraft Loan"), which shall bear, from the date on which the overdraft occurred until paid, interest in an amount, equal to the greater of 130% of the highest rate of interest then charged for Loans (other than Overdraft Loans) made hereunder, or $50.00 per day. If the Lender, in its sole and absolute discretion, decides not to make a Loan to cover part or all of any overdraft, the Lender may return any check(s) which created such overdraft.

     2.8 OVER ADVANCES. The Lender, in its sole and absolute discretion, may make Loans to the Borrower, either at the Borrower's request or to pay amounts due to the Lender under this Agreement or any other Loan Document, in excess of the Loan Availability or permit the total Loans to at any time exceed the Loan Availability (such excess Obligations are hereinafter referred to as "Over Advances") and no such event or occurrence shall cause or constitute a waiver by the Lender of its right to refuse to make any further Loan or issue, or cause to be issued, any Letters of Credit at any time that an Over Advance exists or would result therefrom. During any period in which an Over Advance exists, the amount of the Over Advances shall bear interest at a rate equal to 130% of the highest rate of interest then charged for Loans (other than Overdraft Loans) made hereunder.

     2.9 ALL LOANS ONE OBLIGATION. All Loans under this Agreement shall constitute one Loan, and all Indebtedness and other Obligations shall constitute one general obligation secured by the Lien granted by the Borrower hereunder on all of the Collateral and by all other Liens heretofore, now or at any time or times hereafter granted by the Borrower or any other Obligor to secure the Obligations. The Borrower agrees that all of the rights of the Lender set forth in the Loan Documents shall, unless otherwise agreed to in writing, apply to any modification of or supplement to the Loan Documents.

     2.10 MAKING OF PAYMENTS; APPLICATION OF COLLECTIONS; CHARGING OF ACCOUNTS.

          (a) All payments hereunder (including payments with respect to any Notes) shall be made without set-off or counterclaim and shall be made to the Lender in immediately available funds (or as the Lender may otherwise consent) prior to 12:30 p.m., Minneapolis time, on the date due at its office at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Lender to the Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Business Day such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of payment of interest or any fees.

          (b) The Borrower authorizes the Lender to, and the Lender will, subject to the provisions of this Section 2.10(b), apply the whole or any part of any amounts received by the Lender, or any Affiliate (whether deposited in the Collateral Account or otherwise received by the Lender, or any Affiliate) from the collection of items of payment and proceeds of any Collateral or Third Party Collateral against the principal and/or interest of any Loans made HEREUNDER AND/OR ANY other Obligations, whether or not then due, in such order of application as the Lender may determine, unless such payments or proceeds are, in the Lender's sole and absolute discretion, released to the Borrower; provided, however, that no checks, drafts or other instruments received by the Lender, or any Affiliate, shall constitute final payment to the Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to the Lender, or any Affiliate, by or on behalf of the Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral (including any items or amounts which may have been deposited to the Collateral Account) may from time to time, in the Lender's sole and absolute discretion, be released to the Borrower or may be applied by the Lender towards such of the Obligations, whether or not then due, in such order of application as the Lender may determine. Notwithstanding anything to the contrary herein, (i) all cash, checks, instruments and other items of payment, solely for purposes of determining the occurrence of an Event of Default hereunder, shall be deemed received upon actual receipt by the Lender unless the same is subsequently dishonored for any reason whatsoever, (ii) for purposes of determining whether, under Sections 2.1 and 2.2, there is availability for Loans or Letters of Credit, all cash, checks, instruments and other items of payment shall be applied against the Obligations on the first Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the first Business Day following the initiation by the Lender of an ACH transaction from a Collateral Account, and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Obligations on the second Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the second Business Day following the initiation by the Lender of an ACH transaction from a Collateral Account.

          (c) The Borrower hereby authorizes the Lender and the Lender may, in its sole and absolute discretion, charge to the Borrower, at any time, all or any portion of any of the Obligations (and interest, if any, thereon) including, without limitation, any Attorneys' Fees and other costs and expenses of the Lender for which the Borrower is liable pursuant to the terms of the Loan Documents, by charging the Disbursement Account or any other bank account of the Borrower with FBNA or by advancing the amount thereof to the Borrower as a Loan; provided, however, that the provisions of this Section 2.10(c) shall not affect the Borrowers obligation to pay when due all amounts payable by the Borrower under any of the Loan Documents whether or not there are sufficient funds therefor in the Disbursement Account or any such other bank account of the Borrower with FBNA, or sufficient Loan Availability.

     2.11 LENDER'S ELECTION NOT TO ENFORCE. Notwithstanding any term or condition of this Agreement to the contrary, the Lender, in its sole and absolute discretion, at any time and from time to time may suspend or refrain from enforcing any or all of the restrictions imposed in this Section 2 but no such suspension or failure to enforce shall impair the Lender's right and power under this Agreement to refrain from making a Loan or issuing, or causing to be issued, a Letter of Credit requested by the Borrower if all conditions precedent to the Lender's obligation to make such Loan or issue, or cause to be issued, such Letter of Credit have not been satisfied.

          ARTICLE III COLLATERAL; COLLATERAL LETTER OF CREDIT

     3.1 GRANT OF SECURITY INTEREST. As security for the payment of all Loans now or hereafter made by the Lender to the Borrower hereunder or under any Note, and as security for the payment or other satisfaction of all other Obligations, the Borrower hereby grants to the Lender, and its Affiliates, a security interest in and to the following property of the Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"):

          (a) Accounts Receivable (whether or not Eligible Accounts Receivable), including all other rights and interests (including all liens and security interests) that the Borrower may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

          (b) Equipment;

          (c) Inventory (whether or not Eligible Inventory or Eligible Committed Inventory);

          (d) General Intangibles;

          (e) documents;

          (f) all chattel paper and instruments evidencing, arising out of or relating to any obligation to the Borrower for goods sold or leased or services rendered or otherwise arising out of or relating to any property described in clauses (a) through (e) above;

          (g) goods, instruments, documents or chattel paper that are in the possession or control of, or in transit to, the Borrower or any agent or bailee for the Lender for any reason and all interest on, dividends and distributions and other rights in connection with such property, and any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of the Borrower now or hereafter with the Lender, or any Affiliate, and any and all property of every kind or description of or in the name of the Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, in transit to or standing to the Borrower's credit on the books of, the Lender, any Affiliate, or any agent or bailee for the Lender or any Affiliate or any Participant;

          (h) all interest of the Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts Receivable, General Intangibles or any chattel paper or instruments referred to in clause (f) above;

          (i) any and all other property of the Borrower of any kind or description, including, without limitation, real estate of the Borrower, subject to a separate mortgage, pledge or security interest in favor of the Lender or in which the Lender now or hereafter has or acquires a security interest securing any Obligations, pursuant to any written agreement or instrument other than this Agreement;

          (j) all replacements, substitutions, additions or accessions to or for any of the foregoing;

          (k) to the extent related to the property described in clauses (a) through (i) above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of the Borrower or any computer bureau from time to time acting for the Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

          (l) all proceeds (including, without limitation, any Accounts Receivable or other proceeds arising from the sale or other disposition of any Collateral, any returns of any Equipment or Inventory sold by the Borrower and the proceeds of any insurance covering any of the Collateral) of any of the foregoing.

          3.2  ACCOUNTS RECEIVABLE.

          (a) The Borrower shall notify the Lender immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to the Lender. If the Lender directs, no discount or credit allowance shall be granted thereafter by the Borrower to any Account Debtor. All Account Debtor payments and all net amounts received by the Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by the Lender to the Borrower's Obligations or credited to the Disbursement Account (subject to collection), as the Lender may deem appropriate, as more fully described in Section 2.10. If requested by the Lender, the Borrower will make proper entries in its books, disclosing the assignment of Accounts Receivable to the Lender.

          (b) Unless otherwise consented to by the Lender, the Borrower will, forthwith upon receipt by the Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, deposit the same in a special bank account (the "Collateral Account") with FBNA or such other bank or financial institution as the Lender shall consent, over which the Lender alone has power of withdrawal, and will designate with each such deposit the particular Accounts Receivable or other item of Collateral upon which the remittance was made. The Borrower acknowledges that the maintenance of the Collateral Account is solely for the convenience of the Lender in facilitating its own operations and the Borrower does not and shall not have any right, title or interest in the Collateral Account or in the amounts at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for the Borrower's endorsement where necessary to permit collection of items, which endorsement the Borrower agrees to make. Pending such deposit, the Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof if made in the Collateral Account. Upon the full and final liquidation of all Obligations, the Lender will pay over to the Borrower any excess amounts received by the Lender as payment or proceeds of Collateral, whether received by the Lender as a deposit in the Collateral Account or received by the Lender as a direct payment on any of the sums due hereunder.

          (c) If any Accounts Receivable, chattel paper or General Intangible arises out of contracts with the United States or any department, agency, or instrumentality thereof, the Borrower will, unless the Lender shall otherwise agree, immediately notify the Lender in writing and execute any instruments and take any steps required by the Lender in order that all monies due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended.

          (d) If any Accounts Receivable is evidenced by chattel paper or instruments, the Borrower will, unless the Lender shall otherwise agree, deliver the originals of same to the Lender, appropriately endorsed to the Lender's order and, regardless of the form of such endorsement, the Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     3.3  INVENTORY.

          (a) Unless the Lender shall otherwise agree, if the Borrower sells Inventory for cash, all full and partial payments therefor shall immediately be delivered by the Borrower to the Lender in their original form for deposit in the Collateral Account or other application to reduction of the Obligations. All such cash shall be held by the Borrower in trust for the Lender and shall be remitted to the Lender at the end of the day received or at such other time as the Lender may designate.

          (b) The Lender shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. The Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by the Borrower in trust for the Lender. Any and all risk of loss for any or all of the foregoing shall be upon the Borrower except for such loss as shall result from the Lender's gross negligence or willful misconduct.

          (c) The Borrower shall, upon acquiring an interest in any Inventory, deliver to the Lender schedules of such Inventory, together with supplier's invoices, warranties, production, cost and other records as the Lender may request. If requested by the Lender, the Borrower shall deliver to the Lender schedules of the sale of any Inventory immediately upon its sale. Any material change in the value or condition of any Inventory and any errors discovered in schedules delivered to the Lender shall be reported to the Lender immediately.

          (d) The Borrower shall (i) notify the Lender immediately if the Borrower obtains possession (by return, repossession or otherwise) of any Inventory which has been sold and shall inform the Lender of the identity of the returned or repossessed Inventory, the applicable Account Debtor and the amount of the applicable Account Receivable; (ii) receive such Inventory in trust; and (iii) resell such Inventory for the Lender unless instructed to deliver it to the Lender.

     3.4  EQUIPMENT.

          (a) In the event any Equipment is sold, transferred or otherwise disposed of, unless the Lender shall agree otherwise, the Borrower shall deliver all of the proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be deposited in the Collateral Account or otherwise applied to the repayment of the Obligations.

          (b) The Borrower will, upon request of the Lender, submit to the Lender a current listing of all of the Borrower's Equipment which listing shall indicate the type, model, serial number and location of such Equipment.

     3.5 COLLATERAL LETTER OF CREDIT. The Borrower shall cause to be delivered to the Lender an Irrevocable Standby Letter of Credit, substantially in the form set forth as Exhibit E, issued by the Issuing Bank in favor of the Lender, as beneficiary, in the face amount of $1,250,000 and having an expiry of March 31, 1995 (the "Collateral Letter of Credit"). Upon the occurrence of an Event of Default or Unmatured Event of Default, the Lender shall, at its option and without making any prior demand or claim upon the Borrower, make a drawing under and in accordance with the terms of the Collateral Letter of Credit. Any amounts received by the Lender under the Collateral Letter of Credit shall be deposited into a Collateral Account and shall be held as collateral security for the Borrower's Obligations in respect of this Agreement or, at the Lender's option, be applied against the Obligations in such order of application as the Lender shall determine in its sole discretion. If the Lender at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Issuing Bank is or will be impaired for any reason whatsoever, the Lender shall give the Borrower written notice of such determination and the Borrower will, within 30 days following receipt by the Borrower of such notice, deliver to the Lender a substitute Collateral Letter of Credit issued by an Issuing Bank which shall be acceptable to the Lender in its sole discretion. The terms of the substitute Collateral Letter of Credit shall in all material respects be the same as the original Collateral Letter of Credit.

     3.6 SUPPLEMENTAL DOCUMENTATION. At the Lender's request, the Borrower shall execute and/or deliver to the Lender, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or requested by the Lender to perfect and maintain perfected the security interest in the Collateral granted hereunder (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to the Lender, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the same. The Borrower hereby irrevocably makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as the Borrower's true and lawful attorney (and agent-in-fact) to sign the name of the Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as the Lender in its sole and absolute discretion, may elect. The Borrower agrees that a carbon, photographic, photostatic, and other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     3.7 POWER OF ATTORNEY. The Borrower irrevocably designates, makes, constitutes, and appoints the Lender (and all Persons designated by the Lender) as the Borrower's true and lawful attorney (and agent-in-fact) and the Lender, or the Lender's agent, may, without notice to the Borrower:

          (a) at such time or times hereafter as the Lender or said agent, in its sole and absolute discretion, may determine, in the Borrower's or the Lender's name, (i) notify and/or require the Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of the Lender's Lien thereon and of the collateral assignment thereof to the Lender; (ii) direct and/or require the Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral, to make payment directly to the Lender of any amounts due or to become due thereunder or with respect thereto; (iii) endorse the Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of the Lender or under the Lender's control and apply such payment or proceeds to the Obligations; and (iv) endorse the Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in the Lender's possession relating to Accounts Receivable, Inventory Equipment or any other Collateral; and

          (b) at such time or times after the occurrence of an Event of Default, as the Lender or said agent, in its sole and absolute discretion, may determine, in the Borrower's or the Lender's name: (i) receive, open and dispose of all mail received at the street address or any post office box address of the Borrower; (ii) demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto; (iii) settle, adjust, compromise, extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral; (iv) enforce, by suit or otherwise, payment or performance of any of the Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect any sums due or owing upon or with respect to any of the Collateral; (vi) exercise all of the Borrower's rights and remedies with respect to the collection of any amounts due upon or with respect to any of the Collateral; (vii) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as the Lender may deem advisable; (viii) discharge and release the Collateral; (ix) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral; and (xi) do all acts and things necessary, in the Lender's sole and absolute discretion, to obtain repayment of the Obligations and to fulfill the Borrower's other obligations under this Agreement.

          (c) at such time or times after the assertion by the Lender that an Event of Default has occurred and is continuing (whether or not an Event of Default has in fact occurred), as the Lender or said agent, in its reasonable discretion, may determine, in the Borrower's or the Lender's name, notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender.

Under no circumstances shall the Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses shall be borne solely by the Borrower whether the same are incurred by the Lender or the Borrower.

Neither the Lender nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until either (i) all Obligations under this Agreement are paid in full, or (ii) this Agreement is terminated, whichever shall last occur.

              ARTICLE IV REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make Loans to the Borrower hereunder, the Borrower makes the following representations and warranties, all of which shall be true and correct as of the date the initial Loans are made and survive the execution of this Agreement and the making of the initial Loans:

     4.1 ORGANIZATION. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation. All of the Borrower's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. The Borrower and all of its Subsidiaries are in good standing and are duly qualified to do business in each state where, because of the nature of their respective activities or properties, such qualification is required. On the date hereof, the Borrower and each Subsidiary conducts business in its own name exclusively and has no trade names, styles or doing business forms except as disclosed on Schedule 4.1. The Borrower's taxpayer identification number is I.D. No. 39-1596279.

     4.2 AUTHORIZATION. The Borrower is duly authorized to execute and deliver the Loan Documents and any Supplemental Documentation contemplated by this Agreement, and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under the Loan Documents and any Supplemental Documentation contemplated by this Agreement and the borrowings hereunder do not and will not require any consent or approval of any governmental agency or authority.

     4.3 NO CONFLICTS. The execution, delivery and performance by the Borrower of the Loan Documents and any Supplemental Documentation contemplated by this Agreement, do not and will not conflict with (a) any provision of law, (b) the charter or by-laws of the Borrower, (c) any agreement binding upon the Borrower, or (d) any court or administrative order or decree applicable to the Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries except as provided herein.

     4.4 Validity and Binding Effect. The Loan Documents and any Supplemental Documentation contemplated by this Agreement, when duly executed and delivered will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         4.5 NO DEFAULT. Neither the Borrower nor any of the Subsidiaries is in default under any agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default (a) might materially and adversely affect the Lender's Lien on or rights with respect to any Collateral or Third Party Collateral or (b) constitutes an Adverse Event. No Event of Default or Unmatured Event of Default has occurred and is continuing.

         4.6 FINANCIAL STATEMENTS. The Borrower's audited consolidated and consolidating financial statement as at September 30, 1993 and the Borrower's unaudited consolidated and consolidating financial statement as at January 31, 1994, copies of which have been furnished to the Lender, have been prepared in conformity with generally accepted accounting principles promulgated by the Financial Accounting Standards Board and applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of the Borrower and the Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since January 31, 1994, no Adverse Event has occurred.

         4.7 INSURANCE. Schedule 4.7 sets forth a summary of the property and casualty insurance program carried by the Borrower and the Subsidiaries on the date hereof, including the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurers, exclusions, deductibles and self-insured retention, and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Borrower or any Subsidiary or imposed upon the Borrower or any Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

         4.8      LITIGATION; CONTINGENT LIABILITIES.

                  (a) Except for those referred to in Schedule 4.8, no claims litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting the Borrower or any Subsidiary.

                  (b) Other than any liability incident to the claims, litigation or proceedings disclosed in Schedule 4.8, neither the Borrower nor any the Subsidiary has any contingent liabilities which are material to the Borrower or any Subsidiary.

         4.9 LIENS. None of the Collateral or other property or assets of the Borrower or any Subsidiary is subject to any Lien (including, without limitation, Liens pursuant to Capitalized Leases under which the Borrower or any Subsidiary is a lessee) except: (a) Liens in favor of the Lender; (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) carriers', warehousemen's, mechanics', materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; and (d) Liens listed on Schedule 4.9.

         4.10 SUBSIDIARIES. The Borrower has no Subsidiaries except as listed on Schedule 4.10. The Borrower and the Subsidiaries own the percentage of the Subsidiaries as set forth on Schedule 4.10.

         4.11 PARTNERSHIPS. Neither the Borrower nor any of the Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 4.11.

         4.12 BUSINESS LOCATIONS. On the date hereof the office where the Borrower keeps the Borrower's books and records concerning the Borrower's Accounts Receivable and other Collateral, and the Borrower's chief place of business and chief executive office, is located at the address of the Borrower set forth on the signature pages of this Agreement, and all of the Borrower's other places of business and all locations and places of business of each Subsidiary are listed on Schedule 4.12. On the date hereof, the names of any landlords and/or mortgagees of any of such locations are identified in Schedule 4.12.

         4.13 COLLATERAL LOCATIONS. On the date hereof the Borrower's Inventory, Equipment and, if applicable, fixtures (except any part thereof which prior to the execution of this Agreement the Borrower shall have advised the Lender in writing consists of Collateral normally used in more than one state) is located at the addresses set forth in Schedule 4.13. The legal descriptions of any real property on which any fixtures are located and the name(s) of the record owner of such real property is set forth in Schedule 4.13.

         4.14 ELIGIBILITY OF COLLATERAL. (a) All of the Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Accounts Debtors in the regular course of business and all shipping or delivery receipts and other documents furnished or to be furnished to the Lender in connection therewith are and will be genuine; (b) Each Account Receivable, item of Inventory or item of Equipment which the Borrower shall, expressly or by implication, request the Lender to classify as an Eligible Account Receivable, as Eligible Inventory or as Eligible Committed Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Account Receivable," "Eligible Inventory" and "Eligible Committed Inventory" set forth herein; (c) with respect to each schedule of Inventory delivered to the Lender pursuant to
Section 3.3: (i) the descriptions, origins, size, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects; (ii) all goods stated thereon have been produced by the Borrower in compliance with all requirements of the Fair Labor Standards Act; and (iii) none of the goods stated thereon are defective, of second quality, used, or goods returned after shipment, except where described as such; and (iv) all Inventory not included on such schedule has been previously scheduled.

         4.15 CONTROL OF COLLATERAL; LEASE OF PROPERTY. The Borrower is not now conducting, or permitting or suffering to be conducted, any activities pursuant to or in conjunction with which any of the Collateral is now, or will be (while any Obligations exist or this Agreement is in effect), in the possession or control of, any Subsidiary, Obligor (other than the Borrower) or

Related Party. Except as listed on Schedule 4.15, none of the machinery, equipment or real property used by the Borrower or any Subsidiary is subject to a lease (excluding only Capitalized Leases included on Schedule 6.12) under which the Borrower or such Subsidiary is the lessee.

         4.16 PATENTS, TRADEMARKS, ETC. The Borrower and each of the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others. All such licenses, patents, trademarks, trade names, service marks and copyrights, and applications therefor existing on the date hereof are listed on
Schedule 4.16.

         4.17 SOLVENCY. The Borrower and each of the Subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and the Borrower and each of the Subsidiaries now owns property having a value, greater than the amount required to pay the Borrower's or such Subsidiary's debts.

         4.18 CONTRACTS; LABOR MATTERS. Except as disclosed on Schedule 4.18:
(a) neither the Borrower nor any Subsidiary is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order, the performance of which constitutes an Adverse Event; (b) no labor contract to which the Borrower or any Subsidiary is subject is scheduled to expire during the original term of this Agreement; and (c) on the date of this Agreement (i) neither the Borrower nor any Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which the Borrower or any Subsidiary is subject.

         4.19 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The Current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits. Except as listed on Schedule 4.8, neither the Borrower nor any Subsidiary has any contingent liability with respect to any "employee welfare benefit plans," as such term is defined in
Section 3(1) of ERISA, which covers retired or terminated employees and their beneficiaries.

         4.20 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Federal Reserve Board.

         4.21 COMPLIANCE. The Borrower and each of the Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them. All

Inventory of the Borrower has been produced in compliance with all requirements of the Fair Labor Standards Act.

         4.22 TAXES. The Borrower and each of the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid, or made adequate provisions for the payment of, all Taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Borrower in respect of Taxes are adequate. The Borrower is not aware of any proposed assessment against the Borrower or any Subsidiary for additional Taxes (or any basis for any such assessment) which might be material to the Borrower and the Subsidiaries taken as a whole.

         4.23 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.24 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.25 ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS. Except as disclosed on Schedule 4.25: (a) the operations of the Borrower and each of the Subsidiaries complies in all respects with (i) all applicable Environmental Laws, and (ii) all applicable Occupational Safety and Health Laws; (b) none of the operations of the Borrower or any Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (c) none of the operations of the Borrower or any Subsidiary is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to (i) a spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of the Borrower or any Subsidiary; (d) neither the Borrower nor any Subsidiary has filed any notice under any Environmental Law or Occupation Safety and Health Law indicating or reporting (i) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any unsafe or unhealthful condition at any premises of the Borrower or any Subsidiary; and (e) neither the Borrower nor any Subsidiary has any known contingent liability in connection with (i) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of the Borrower or any Subsidiary.

                        ARTICLE V AFFIRMATIVE COVENANTS

From the date of this Agreement and thereafter until all Obligations of the Borrower hereunder are paid in full, the Borrower agrees that unless the Lender shall otherwise consent in writing, it will:

         5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         5.1.1 FINANCIAL REPORTS. Furnish to the Lender in form satisfactory to the Lender:

                  (a) ANNUAL AUDIT REPORT. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and the Subsidiaries prepared on a consolidating and consolidated basis in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated and consolidating balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified, without qualification, by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender, together with any management letters, management reports or other supplementary comments or reports to the Borrower of its board of directors furnished by such accountants.

                  (b) ACCOUNTANT'S CERTIFICATE. Together with the audited financial statements required under Section 5.1.1(a), a certificate from the accounting firm performing such audit (i) acknowledging its understanding that the Lender and any Participant is relying on such audit report and (ii) stating that it has reviewed this Agreement and that in performing its examination, nothing came to its attention that caused it to believe that any Event of Default or Unmatured Event of Default exists, or, if such Unmatured Event of Default or Event of Default exists, describing its nature.

                  (c) MONTHLY FINANCIAL STATEMENT. As soon as available and in any event within 20 days after the end of each month of each fiscal year of the Borrower, a copy of the unaudited financial statement of the Borrower and the Subsidiaries prepared in the same manner as the audit report referred to in Section 5.1.1(a), signed by the Borrower's chief financial officer and consisting of at least consolidated and consolidating statements of income, cash flow, changes in financial position and stockholders' equity for the Borrower and the Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated and consolidating balance sheet of the Borrower as at the end of such month.

                  (d) PROJECTIONS. As soon as available and in any event not later than 30 days following the last day of each fiscal year of the Borrower, a projected financial statement of the Borrower and the Subsidiaries prepared in the same manner as the audit report referred to in Section 5.1.1(a), signed by the Borrower's chief financial officer and presenting fairly the Borrower's best good faith projections of the financial position and results of operations of the Borrower and the Subsidiaries for each month of the following fiscal year.

               (e) OFFICER'S CERTIFICATE. Together with the financial statements furnished by the Borrower under Section 5.1.1(a) and (c), a certificate of the Borrower's chief financial officer, dated the date of such annual audit report or such monthly financial statement, as the case may be, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Articles V and VI and Supplement A.

               (f) GUARANTOR'S FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days following the last day of each fiscal year of the Borrower, a sworn statement of the Guarantor, substantially in the form set forth as Exhibit F, and including, without limitation, a copy of the Guarantor's personal financial statement and a list of the Guarantor's contingent liabilities.

               (g) GAAP Changes. In the event that a material change occurs, in the Lender's judgment, in GAAP, either the Lender and the Borrower shall amend, in writing, the covenants in this Agreement, Supplement A, and the other Loan Documents which are calculated on the basis of GAAP to reflect such change, or, if the Lender and the Borrower fail to agree on and enter into such an amendment, the Lender shall have the right to deem such change in GAAP to be an Event of Default.

         5.1.2 AGINGS; INELIGIBLE ACCOUNTS RECEIVABLE CERTIFICATION. Within 15 days after the end of each month, (a) a detailed aging of all Accounts Receivable by invoice, including, without limitation, a reconciliation to the aging report delivered to the Lender for the preceding month, (b) a certification of ineligible Accounts Receivable and (c) an aging of all accounts payable as of the end of the preceding month, each in form and content acceptable to the Lender.

         5.1.3 INVENTORY CERTIFICATION. Within two days after the end of each week, an Inventory certification report as of the end of the preceding week for all Inventory locations, in form and content acceptable to the Lender.

         5.1.4 SALES AND COLLECTION REPORTS. Not later than 5:00 p.m., Minneapolis time, on each Business Day, a report of the Borrower's sales and collections for such day for the immediately preceding Business Day, in form and content acceptable to the Lender.

         5.1.5 OTHER REPORTS.

               (a) SEC AND OTHER REPORTS. Promptly upon the making or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

               (b) REPORT OF CHANGE IN SUBSIDIARIES OR PARTNERSHIPS. Promptly from time to time, a written report of any change in the list of the Borrower's Subsidiaries set forth on Schedule 4.10 or in the list of partnerships and joint ventures set forth on Schedule 4.11.

               (c) PATENTS, ETC. Promptly from time to time, a written report of any change to the list of patents, trademarks, copyrights and other information set forth in Schedule 4.16.

               (D) OTHER REPORTS. The information required to be provided pursuant to other provisions of this Agreement, and such other reports from time to time requested by the Lender.

         5.2 NOTICES. Notify the Lender in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (a) DEFAULT. The occurrence of (i) any Event of Default or Unmatured Event of Default, and (ii) to the extent not included in clause (i) above, the default by the Borrower, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which the Borrower, any other Obligor or any Subsidiary, as appropriate, is a party or by which it is bound.

               (b) LITIGATION. The institution of any litigation, arbitration proceeding or governmental proceeding affecting the Borrower, any other Obligor, any Subsidiary, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance.

               (c) JUDGMENT. The entry of any judgment or decree against the Borrower, any other Obligor or any Subsidiary, if the amount of such judgment exceeds $50,000.

               (d) ERISA. With respect to any Plan, the occurrence of a Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan; or the incurrence of any material increase in the contingent liability of the Borrower, any other Obligor or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries.

               (e) CHANGE IN COLLATERAL LOCATIONS. If any of the Borrower's Inventory or Equipment is placed in locations other than those identified in this Agreement or in Schedule 4.13.

               (f) CHANGE IN PLACE(S) OF BUSINESS. Any proposed opening, closing or other change in the list of offices and other places of business of the Borrower and each Subsidiary set forth in Schedule 4.12, and any opening, closing or other change in the offices and other places of business of each other Obligor.

               (g) CHANGE OF NAME. Any change in the name of the Borrower, any other Obligor or any Subsidiary, and any change in the list of trade names and trade styles set forth in Schedule 4.1.

               (h) ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS. Receipt of any notice that the operations of the Borrower, any other Obligor or any Subsidiary are not in full compliance with requirements of any applicable Environmental Law or any Occupational Safety and Health Law; receipt of notice that the Borrower, any other Obligor or any Subsidiary is subject to federal, state or local investigation evaluating whether any remedial action is needed to respond to (i) any spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of the Borrower, any other Obligor or any Subsidiary; or receipt of notice that any properties or assets of the Borrower any other Obligor or any Subsidiary are subject to an Environmental Lien.

               (i) ADVERSE EVENT. The occurrence of an Adverse Event.

               (j) DEFAULT BY OTHERS. Any material default by any Account Debtor or other Person obligated to the Borrower, any other Obligor, or any Subsidiary, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to the Borrower, such Obligor or Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is material.

               (k) MOVEABLE COLLATERAL. If any of the Collateral or Third Party Collateral shall consist of goods of a type normally used in more than one state, whether or not actually so used, any use of any such goods in any state other than a state in which the Borrower shall have previously advised the Lender such goods will be used. The Borrower agrees that such goods will not, unless the Lender shall otherwise consent in writing, be used outside the continental United States or in Louisiana.

               (l) OTHER EVENTS. The occurrence of such other events as the Lender may from time to time specify.

         5.3 EXISTENCE. Maintain and preserve, and cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

         5.4 NATURE OF BUSINESS. Engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the date hereof.

         5.5 BOOKS, RECORDS AND ACCESS. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records (including, without limitation, records relating to Accounts Receivable, Inventory, Equipment and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause its books and records as at the end of any calendar month to be posted and closed not more than 15 days after the last business day of such month. Permit, and cause each Subsidiary to permit, access by the Lender and its agents or employees to the books and records of the Borrower and such Subsidiary at the Borrower's or such Subsidiary's place or places of business at intervals to be determined by the Lender and without hindrance or delay, and permit, and cause each Subsidiary to permit, the Lender or its agents and employees to inspect the Borrower's Inventory and Equipment and such Subsidiary's inventory and equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, chattel paper, General Intangibles, Equipment and any other Collateral or Third Party Collateral, or to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at the Borrower's expense.

         5.6 INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Lender may reasonably request from time to time. Keep the Collateral properly housed and insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by persons engaged in business similar to that of the Borrower, with such companies, in such amounts and under policies in such form as shall be satisfactory to the Lender. Certificates of such policies of insurance have been delivered to the Lender prior to the date hereof together with evidence of payment of all premiums therefor. The Borrower shall cause each issuer of an insurance policy to provide the Lender, within 15 days after the date hereof, with an endorsement or an independent instrument
(a) substantially in the form of Exhibit G or such other form and containing such other terms as shall be acceptable to the Lender and (b) showing loss payable to the Lender and, if required by the Lender, naming the Lender as an additional insured. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Lender. The Borrower irrevocably makes, constitutes and appoints the Lender and any Person whom the Lender may from time to time designate (and all officers, employees or agents designated by the Lender or such Person) as the Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, the Lender, without waiving or releasing any obligations or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Lender deems advisable. All sums so disbursed by the Lender, including reasonable Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be payable on demand by the Borrower to the Lender.

         5.7 INSURANCE SURVEY. Provide to the Lender at least annually within 90 days of the end of the Borrower's fiscal year, a certificate signed by its chief financial officer that attests to and summarizes the property and casualty insurance program carried by the Borrower and the Subsidiaries. This summary shall include the insurer's(s') name, policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurers, exclusions, deductibles and self-insured retention and shall describe in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Borrower or any Subsidiary or imposed upon the Borrower or any Subsidiary by any such insurer, as well as any self-insurance program that is in effect. The Borrower shall (a) notify the Lender in writing at least 30 days prior to any cancellation or material change of any such insurance by the Borrower or any Subsidiary and (b) within five business days after receipt of any notice (whether formal or informal) thereof, of any cancellation or change in any of its insurance by any of its insurers or any material change in the cost thereof or which reduces the policyholder's or financial size ratings of the insurance carriers of the Borrower or any Subsidiary, as established by Best's Insurance Reports. Annually, the Lender shall have the right to request the Borrower to have a risk management survey completed by a recognized independent risk management consultant acceptable to it and the Lender which will identify, quantify and assess any catastrophic uninsured, underinsured or self-insured exposures faced by the Borrower and the Subsidiaries. The cost of such survey shall be borne solely by the Borrower. A copy of the results of each such a survey shall be promptly delivered by the Borrower to the Lender.

         5.8 REPAIR. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its properties in good repair, working order and condition, and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

         5.9 TAXES. Pay, and cause each Subsidiary to pay, when due, all of its Taxes, unless and only to the extent that the Borrower or such Subsidiary, as the case may be, is contesting such Taxes in good faith and by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

         5.10 COMPLIANCE. Comply, and cause each Subsidiary to comply, with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Fair Labor Standards Act.

         5.11 COLLATERAL MONITORING. Permit the Lender to (a) use the Borrower's stationery and sign the name of the Borrower to request verification of Accounts Receivable or other Collateral from Account Debtors, and (b) use the information recorded on or contained in any data processing equipment and computer hardware and software to which the Borrower has access relating to Accounts Receivable, Inventory, Equipment and/or other Collateral.

         5.12 KEY MAN LIFE INSURANCE. Maintain insurance on the life of Mark S. Krasno in an amount not less than $1,250,000, properly assigned to the Lender.

                         ARTICLE VI NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until all Obligations of the Borrower hereunder are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

     6.1 MERGER. Merge or consolidate or enter into any analogous reorganization or transaction with any Person.

     6.2 SALE OF ASSETS. Sell, transfer, convey, lease, assign or otherwise dispose (with or without recourse) of any of its assets (including, without limitation, any Accounts Receivable, instruments or chattel paper) except for sales and leases of Inventory in the ordinary course of business.

     6.3 PURCHASE OF ASSETS. Purchase or lease or otherwise acquire all or substantially all the assets of any Person.

     6.4 ERISA. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary; or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

     6.5 CHANGES IN COLLATERAL OR BUSINESS LOCATIONS. Change (a) the location of its chief executive office or chief place of business; (b) its name; or (c) the locations where it stores or maintains Inventory or Equipment without, in each case, at least 30 days' prior written notice to the Lender.

     6.6 SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES. Either: (a) form or acquire any corporation which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or into any joint venture.

     6.7 OTHER AGREEMENTS. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lender which would (a) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Lender any Lien on any assets or properties of the Borrower or such Subsidiary, or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

     6.8 RESTRICTED PAYMENTS. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends and dividends payable to the Borrower), make any distribution to stockholders as such (other than the Borrower) or set aside any funds for any such purpose, and not prepay, purchase or redeem any subordinated Indebtedness of the Borrower or any Subsidiary.

     6.9 BORROWER'S AND SUBSIDIARIES' STOCK. Purchase or otherwise acquire any shares of the stock of the Borrower, and not take any action which will result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary.

     6.10 LEASES. Enter into or permit to exist any arrangements for the leasing by the Borrower or any Subsidiary, as lessee, of any real or personal property (or any interest therein) under leases (other than Capitalized Leases) or otherwise which require the payment by the Borrower and the Subsidiaries on a consolidated basis of rental amounts in the aggregate in excess of $100,000 in any one fiscal year; provided, however, that if the Borrower shall cease to operate the Stockton, Illinois facility, such amount shall be reduced to $30,000 in any one fiscal year.

     6.11 INVESTMENTS. Acquire for value, make, have or hold any Investments, except: (a) advances to Related Parties (excluding Cham Foods) not to exceed in $650,000 in the aggregate, including any Investments listed on Schedule 6.11;
(b) advances to Cham Foods not to exceed $200,000 in the aggregate, including any Investments listed on Schedule 6.11; (c) advances to employees of the Borrower or any Subsidiary for travel or other ordinary business expenses, provided that the aggregate amount outstanding at any one time shall not exceed $10,000 for any single employee and $50,000 in the aggregate for all employees;
(d) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to the Lender; (e) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (f) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (g) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in subsidiaries by the Borrower and other Subsidiaries; (h) other Investments outstanding on the date hereof and listed on Schedule 6.11; and (i) other Investments consented to by the Lender in writing.

     6.12 INDEBTEDNESS. Incur, create, issue, assume or suffer to exist any Indebtedness, including, without limitation, Indebtedness as lessee under any Capitalized Lease, except: (a) Indebtedness under the terms of this Agreement;
(b) Subordinated Debt; (c) Indebtedness hereafter incurred in connection with Liens permitted under Section 6.13(d); (d) other Indebtedness outstanding on the date hereof and listed on Schedule 6.12; and (e) other Indebtedness approved in writing by the Lender.

     6.13 LIENS. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except: (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d) Liens in connection with Capital Expenditures attaching only to the property being acquired if the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of acquisition thereof; (e) Liens in favor of the Lender; (f) Liens referred to in Section 4.9; and (g) Liens consented to by the Lender in writing.

     6.14 CONTINGENT LIABILITIES. Either: (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

     6.15 CHANGE IN ACCOUNTS RECEIVABLE. After the occurrence of an Event of Default or receipt of notice from the Lender that the Lender intends to commence direct collection of Accounts Receivable, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable, including any of the terms relating thereto.

     6.16 UNCONDITIONAL PURCHASE OBLIGATIONS. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     6.17 USE OF PROCEEDS. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Lender upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board.

     6.18 TRANSACTIONS WITH RELATED PARTIES. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary, course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

     6.19 CHANGE IN MANAGEMENT OR LINE(S) OF BUSINESS. Make any substantial change in the senior management of the Borrower or any Subsidiary, including, without limitation, any failure of the Guarantor to continue as president of the Borrower, or any change in the Borrower's or any Subsidiary's line(s) of business.

                 ARTICLE VII EVENTS OF DEFAULT AND REMEDIES

     7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

             (a) NON PAYMENT. The Borrower shall fail to pay, when due or declared due, any of the Obligations;

             (b) NON-PAYMENT OF OTHER INDEBTEDNESS. The Borrower, any other Obligor or any Subsidiary shall fail to pay, when due, whether by acceleration or otherwise (subject to any applicable grace period), any Indebtedness of, or guaranteed by, the Borrower, such other Obligor or such Subsidiary;

             (c) ACCELERATION OF OTHER INDEBTEDNESS. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, the Borrower, any other Obligor or any Subsidiary or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness;

             (d) OTHER OBLIGATIONS. The Borrower, any other Obligor or any Subsidiary shall fail to pay, when due, whether by acceleration or otherwise, or perform or observe (subject to any applicable grace period or waiver of such default) (i) any obligation or agreement of the Borrower, such other Obligor or such Subsidiary to or with the Lender (other than any obligation or agreement of the Borrower hereunder and under any Notes) or (ii) any material obligation or agreement of the Borrower, such other Obligor or such Subsidiary to or with any other Person (other than (A) any such material obligation or agreement constituting or related to Indebtedness, (B) accounts payable arising in the ordinary course of business, and (C) any material obligation or agreement of any Subsidiary to the Borrower or to any other Subsidiary), except only to the extent that the occurrence of any such failure is being contested by the Borrower, such other Obligor or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and the Borrower, such other Obligor or such Subsidiary, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP;

             (e) INSOLVENCY. The Borrower, any other Obligor or any Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower, such other Obligor or such Subsidiary, or for a substantial part of the property of the Borrower, such other Obligor or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower, any other Obligor or any Subsidiary or for a substantial part of the property of the Borrower, any other Obligor or any Subsidiary and is not discharged or dismissed within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Borrower, any other Obligor or any Subsidiary; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower, any other Obligor or any Subsidiary;

             (f) ERISA. The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if, in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan, in excess of $100,000; or the institution by the PBGC of steps to terminate any Plan;

             (g) NON-COMPLIANCE WITH THIS AGREEMENT.

                    (i) The Borrower shall fail to comply with any of the Borrower's agreements set forth in Section 3.5 of this Agreement and Section 5 of Supplement A); or

                    (ii) The Borrower shall fail to comply with any of the
             Borrower's agreements set forth in this Agreement (and not constituting an Event of Default under any of the other subsections of this Section 7.1, including, without limitation, Section 7.1(g)(i)), and such failure to comply shall continue for ten days;

     (h) NON-COMPLIANCE WITH LOAN DOCUMENTS. Failure by the Borrower, any other Obligor or any Subsidiary to comply with any of its respective agreements set forth in any Loan Documents other than this Agreement (and not constituting an Event of Default under any of the other subsections of this Section 7.1), and such failure to comply shall continue after the grace period (if any) set forth therein;

     (i) WARRANTY. Any warranty made by the Borrower or any other Obligor in any of the Loan Documents is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower or any other Obligor to the Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Borrower or any other Obligor to the Lender is untrue or misleading in any material respect on or as of the date made or deemed made;

     (j) LITIGATION. There shall be entered against any one of the Borrower, any other Obligor or any Subsidiary one or more judgments or decrees in excess of $100,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or (ii) for and to the extent which the Borrower, such Obligor or such Subsidiary, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Borrower, such Obligor or such Subsidiary, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to the Lender;

     (k) DEATH OF OBLIGOR. If any natural person who is an Obligor, partner in a partnership which is an Obligor, or owner of a material interest in a corporate Obligor, shall die or be declared legally incompetent;

     (l) VALIDITY. If the validity or enforceability of any of the Loan Documents shall be challenged by the Borrower, any other Obligor or any other Person, or shall fail to remain in full force and effect;

     (m) CONDUCT OF BUSINESS. If the Borrower, any other Obligor or any Subsidiary is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five Business Days, from conducting all or any material part of its business affairs;

     (n) ADVERSE EVENT. The Lender shall have determined in good faith (which determination shall be conclusive) that (i) an Adverse Event has occurred or
(ii) the Lender's interest in any material Collateral or Third Party Collateral has been adversely affected or impaired, or the value thereof to the Lender has been diminished to a material extent, or (iii) the prospect of payment or performance of any obligation or agreement of the Borrower or any other Obligor under any of the Loan Documents is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this
Section 7.1; and

     (o) OWNERSHIP. The Guarantor shall cease to own at least 20% of the shares of all voting stock of the Borrower.

7.2  EFFECT OF EVENT OF DEFAULT; REMEDIES.

     (a) In the event that one or more Events of Default described in Section 7.1(e) shall occur, then the Credit extended under this Agreement shall terminate and all Obligations hereunder and under any Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

     (b) In the event an Event of Default other than one described in Section 7.1(e) shall occur, then the Lender may declare all Obligations hereunder and under any Notes immediately due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate and all Obligations hereunder and under any Notes shall be immediately due and payable. The Lender shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

     (c) In the event of the occurrence of any Event of Default the Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

            (i) any remedy contained in the Loan Documents or any Supplemental Documentation;

            (ii) any rights and remedies available to the Lender under the Uniform Commercial Code as enacted in Minnesota as of the date of this Agreement, and any other applicable law;

            (iii) without notice, demand or legal process of any kind, the Lender may take possession of any or all of the Collateral (in addition to Collateral which it might already have in its possession), wherever it might be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and the Lender shall have the right to store the same in any of the Borrower's premises without cost to the Lender;

            (iv) at the Lender's request, the Borrower will, at the Borrower's expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrower; and

            (v) the Lender at its option, and pursuant to notification given to the Borrower as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

            (d) In the event of the occurrence of any Event of Default or Unmatured Event of Default the Lender may, without notice, demand or legal process of any kind, draw on the Collateral Letter of Credit in a manner consistent with its terms.

     7.3 SETOFF. In addition to and not in limitation of all rights of offset that the Lender or any other holder of a Note may have under applicable law, the Lender or such other holder of a Note shall, upon the occurrence of any Event of Default, or any Unmatured Event of Default described in Section 7.1(e) hereof, have the right to appropriate and apply to the payment of the Obligations any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Lender, or any Affiliate, or other holder.

               ARTICLE VIII COLLATERAL AND THE LENDER'S RIGHTS

     8.1 NOTICE OF DISPOSITION OF COLLATERAL. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten calendar days before such disposition.

     8.2 APPLICATION OF PROCEEDS OF COLLATERAL. Any proceeds of any disposition by the Lender of any of the Collateral may be applied by the Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by the Lender toward the payment of such of the Obligations, and in such order of application, as the Lender may from time to time elect.

     8.3 CARE OF COLLATERAL. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Borrower requests in writing, but failure of the Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of the Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     8.4 PERFORMANCE OF BORROWER'S OBLIGATIONS. The Lender shall have the right, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. The Lender may also pay for maintenance and preservation of Collateral. The Lender may, but is not obligated to, perform or fulfill any of the Borrower's responsibilities under this Agreement which the Borrower has failed to perform or fulfill.

     8.5 LENDER'S RIGHTS. None of the following shall affect the obligations of the Borrower to the Lender under this Agreement or the Lender's rights with respect to the remaining Collateral or any Third Party Collateral (any or all of which actions may be taken by the Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to the Borrower):

              (a) acceptance or retention by the Lender of other property or interests in property as security for the Obligations, or acceptance or retention of any obligor(s), in addition to the Borrower, with respect to any of the Obligations;

              (b) release of its security interest in, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral or any other property securing any of the Obligations (including, without limitation, any property of any Obligor other than the Borrower), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral or any such property;

              (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Obligations, or release or compromise of any obligation of any Obligor with respect to any of the Obligations; or

              (d) failure by the Lender to resort to other security or pursue any Person liable for any of the Obligations before resorting to the Collateral.

                       ARTICLE IX CONDITIONS PRECEDENT

     9.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of the Lender to make the initial Loans shall be subject to the satisfaction of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 9.2:

              9.1.1 NO CHANGE IN CONDITION. No change in the condition or operations, financial or otherwise, of the Borrower, any other Obligor or any Subsidiary, shall have occurred which change, in the sole credit judgment of the Lender, may constitute an Adverse Event or have a material adverse effect on any Collateral or Third Party Collateral or the Lender's interest therein.

              9.1.2 ACCOUNTING METHODS. The Borrower shall not have made any material, as determined by the Lender, change in its accounting methods or principles.

              9.1.3 SURVEY. The Lender shall have completed its updated survey of the business, operations and assets of the Borrower, each Subsidiary and each other Obligor, and such survey shall provide the Lender with results and information which, in the Lender's determination, are satisfactory to the Lender.

              9.1.4 NO MATERIAL TRANSACTION. None of the Borrower, any other Obligor or any Subsidiary shall have entered into any material, as determined by the Lender, commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of their respective businesses.

              9.1.5 LITIGATION. No litigation shall be outstanding or have been instituted or threatened which the Lender determines to be material against the Borrower, any other Obligor or any Subsidiary.

              9.1.6 FILING OF DOCUMENTS. All financing statements, mortgages and other documents relating to the Collateral and Third Party Collateral shall have been filed or recorded, as appropriate.

              9.1.7 DELIVERY OF DOCUMENTS. The Borrower shall have delivered to the Lender with each of the following, each duly executed and dated the date of the initial Loans or such earlier date as shall be acceptable to the Lender:

                    (a) RESOLUTIONS. A copy, duly certified by the secretary or an assistant secretary of the Borrower, of (i) the resolutions of the Board of Directors of the Borrower authorizing (1) the borrowings by the Borrower hereunder, (2) the execution, delivery and performance by the Borrower of the Loan Documents to which the Borrower is a party or by which it is bound and (3) certain officers or employees of the Borrower to request borrowings by telephone and to execute Borrowing Base Certificates; (ii) all documents evidencing other necessary corporate action; and (iii) all approvals or consents, if any, with respect to the Loan Documents;

                    (b) INCUMBENCY CERTIFICATE. A certificate of the secretary or an assistant secretary of the Borrower, certifying the names of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and any Supplemental Documentation, together with the true signatures of such officers;

                    (c) COLLATERAL LETTER OF CREDIT. The duly executed
              Collateral Letter of Credit;

                    (d) GUARANTY. The duly executed Guaranty;

                    (e) ASSIGNMENT OF LIFE INSURANCE. The duly executed
              Assignment of Life Insurance;

                    (f) SUBORDINATION AGREEMENTS. A duly executed Subordination
              Agreement from each Subordinated Lender;

                    (g) OPINION. A legal opinion of Brennan, Steil, Basting &
              McDougall, S.C., counsel to the Borrower, substantially in the form set forth as Exhibit H;

                    (h) BORROWER'S CERTIFICATE. The certificate of the
              President of the Borrower certifying, to the best of his/her knowledge after diligent inquiry, to the fulfillment of all conditions precedent to closing and funding the secured financing transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of the Borrower contained in the Loan Documents to which the Borrower is a party;

                    (i) INSURANCE. Evidence satisfactory to the Lender of the
             existence of insurance on the Collateral and Third Party Collateral in amounts and with insurers acceptable to the Lender, together with evidence establishing that the Lender is named as a loss payee on all related insurance policies;

                    (j) BYLAWS. A copy, duly certified by the secretary or an
             assistant secretary of the Borrower, of the Borrower's Bylaws;

                    (k) ARTICLES OF INCORPORATION. A copy, duly certified by
             the secretary or an assistant secretary of the Borrower, of the Borrower's Articles of Incorporation;

                    (l) GOOD STANDING CERTIFICATES. Certificates of good
             standing as to the Borrower and each of other corporate or partnership Obligor issued by the Secretary of State of the state in which the Borrower or such other Obligor, as applicable, is organized, and each other state in which the failure of the Borrower or such other Obligor, as applicable, to be in good standing would constitute an Adverse Event or have a material adverse effect on the Lender's rights in any Collateral or Third Party Collateral;

                    (m) DISBURSEMENT LETTER. Written authorization and
             instructions from the Borrower, in form satisfactory to the Lender, for disbursement of the proceeds of the initial Loans;

                    (n) PAYOFF LETTER. Evidence satisfactory to the Lender
             that all obligations of the Borrower to (a) Norwest Business Credit, Inc., (b) Norwest Equipment Finance, Inc., (c) Bank of Sun Prairie, (d) West Central Minnesota Initiative Fund, and (e) Bank Leumi Le-Israel have been paid in full and that each has terminated, or agreed to terminate, all of its Liens, if any, on the property of the Borrower and all public record filings evidencing such Liens;

                    (o) LANDLORDS; MORTGAGEES AND WAREHOUSEMEN WAIVERS. If
             required by the Lender, (i) from each lessor or landlord identified on Schedule 4.12 or Schedule 4.13, a landlord waiver,
             (ii) from each mortgagee identified on Schedule 4.12 or Schedule 4.13, a mortgagee waiver, and (iii) from each operator of a public warehouse where Inventory is stored, a letter from such operator, in each case in form acceptable to the Lender; and

                    (p) OTHER. Such other documents, instruments or agreements as the Lender shall determine to be necessary or desirable.

             9.1.8 SECURITY INTEREST. The Lien in the Collateral and Third Party Collateral granted to the Lender to secure the Obligations shall be senior, perfected Liens except as otherwise agreed by the Lender.

             9.1.9 RESTRICTED ACCESS LOCKBOX; COLLATERAL ACCOUNT AND DISBURSEMENT ACCOUNT AGREEMENT. The Borrower shall have entered into a Restricted Access Lockbox; Collateral Account and Disbursement Account Agreement, substantially in the form of Exhibit I, with the Lender and FBNA, for, among other things, the collection and remittance to the Lender of cash proceeds of the Collateral.

        9.1.10 EFFECT OF LAW. No law or regulation affecting the Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon the Lender any material obligation, fee, liability, loss, cost, expense or damage.

        9.1.11 EXHIBITS; SCHEDULES. All Exhibits and Schedules to the Loan Documents shall have been completed in form and substance satisfactory to the Lender and shall contain no facts or information which the Lender, in its sole judgment, determines to be unacceptable.

        9.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lender to make any Loan or issue, or cause to be issued, any Letter of Credit (including the initial Loans) shall be subject to the satisfaction of the following conditions precedent:

        (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower and each other Obligor set forth in the Loan Documents to which the Borrower or such other Obligor, as applicable, is a party shall be true and correct.

        (b) EVENT OF DEFAULT. Immediately before and after making such Loan or issuing, or causing to be issued such Letter of Credit, no Event of Default or Unmatured Event of Default shall exist or be continuing.

                              ARTICLE X INDEMNITY

        10.1 ENVIRONMENTAL AND SAFETY AND HEALTH INDEMNITY. The Borrower hereby indemnifies the Lender and agrees to hold the Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Lender for, with respect to, or as a direct or indirect result of the violation by the Borrower or any Subsidiary, of any Environmental Law or Occupational Safety and Health Law; or with respect to, or as a direct or indirect result of (a) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by the Borrower and/or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws) or (b) the existence of any unsafe or unhealthful condition on or at any premises utilized by the Borrower and/or any Subsidiary in the conduct of its business. The provisions of and undertakings and indemnification set out in this Section
    10.1 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

        10.2 GENERAL INDEMNITY. In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender and any holder of any Notes, and the officers, directors, employees, agents, and affiliates of the Lender and such holders

    (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by the Lender, the Lender's agreement to make the Loans or to issue Letters of Credit hereunder, or the use or intended use of any Letters of Credit, or the use or intended use of the proceeds of any of the Loans (the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 10.2 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

         10.3 CAPITAL ADEQUACY. If the Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and such increase is based upon the existence of the Lender's obligations hereunder and other commitments of this type, then from time to time, within 10 days after demand from the Lender, the Borrower shall pay to the Lender such amount or amounts as will compensate the Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Borrower under this Section 10 shall take into consideration the policies of the Lender or any Person controlling the Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of the Lender setting forth the amount or amounts as shall be necessary to compensate the Lender as specified in this Section 10.3 shall be delivered to the Borrower and shall be conclusive in the absence of manifest error.

                      ARTICLE XI ADDITIONAL PROVISIONS

         Additional provisions are set forth in Supplement A.

                            ARTICLE XII GENERAL

         12.1 BORROWER'S WAIVER. Except as otherwise provided for in this Agreement, the Borrower waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Lender may do in this regard; (b) all rights to notice and a hearing prior to the Lender's taking possession or control of, or the Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of the Lender's remedies; and (c) the benefit of all valuation, appraisement and exemption laws. The Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

         12.2 EXPENSES; ATTORNEY'S FEES. The Borrower agrees, whether or not any Loan is made hereunder, to pay the Lender upon demand for all expenses and Attorneys' Fees, including, without limitation, those incurred by the Lender in connection with (a) the preparation, negotiation and execution of the Loan Documents, (b) the preparation of any and all amendments to the Loan Documents and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (c) the collection or enforcement of the Borrower's or any other Obligor's obligations under any of the Loan Documents and (d) the collection or enforcement of any of the Lender's rights in or to any Collateral or Third Party Collateral. The Borrower also agrees (y) to indemnify and hold the Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans and (z) to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. The Borrower's foregoing obligations shall survive any termination of this Agreement.

         12.3 LENDER FEES AND CHARGES. The Borrower agrees to pay the Lender, or any Affiliate, on demand the customary fees and charges of the Lender, or such Affiliate, for maintenance of accounts with the Lender, or such Affiliate, or for providing other services to the Borrower. The Lender may, in its sole and absolute discretion, provide for such payment by charging the Disbursment Account or any other account of the Borrower with FBNA or advancing the amount thereof to the Borrower as a Loan.

         12.4 NO WAIVER BY LENDER; AMENDMENTS. No failure or delay on the part of the Lender in the exercise of any power or right, and no course of dealing between the Borrower and the Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity. No notice to or demand on the Borrower not required hereunder shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         12.5 NOTICE. Except as otherwise expressly provided herein, any notice hereunder to the Borrower or the Lender shall be in writing (including telegraphic, telex, or telecopy communication) and shall be given to the Borrower or the Lender at its address, telex number or fax number set forth on the signature pages hereof or at such other address, telex number or telecopier number as the Borrower or the Lender may, by written notice, designate as its address, telex number or fax number for purposes of notice hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answer back is received, transmitted by fax, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid.

         12.6 PARTICIPATIONS; INFORMATION. The Borrower hereby consents to the Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of the Loan Documents, or of any portion of any thereof, including without limitation lender's rights, titles, interests, remedies, powers and/or duties. The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to assignees of the rights and/or obligations of the Lender hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice.

         12.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         12.8 SUCCESSORS. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender. The Borrower shall not assign its rights or duties hereunder without the consent of the Lender.

         12.9 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         12.11 CONSTRUCTION. The Borrower acknowledges that this Agreement shall not be binding upon the Lender or become effective until and unless accepted by the Lender, in writing. If so accepted by the Lender, THE LOAN DOCUMENTS AND ANY SUPPLEMENTAL DOCUMENTATION SHALL, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, BE DEEMED TO HAVE BEEN NEGOTIATED AND ENTERED INTO IN, AND SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF, THE STATE OF MINNESOTA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, CHOICE OF LAW, AND IN ALL OTHER RESPECTS, INCLUDING, BUT NOT LIMITED TO, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF

    SECURITY INTERESTS AND LIENS WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION.

         12.12 CONSENT TO JURISDICTION. To induce the Lender to accept this Agreement, the Borrower, irrevocably, agrees that, subject to the Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR ANY SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL,
    STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

         12.13 SUBSIDIARY REFERENCE. Any reference herein to a Subsidiary or Subsidiaries of the Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "the Borrower" and the Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent the Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with the Borrower for financial reporting purposes.

         12.14 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                  PRIMEGG, LTD.

                             By: Mark Krasno
                                --------------------------------
                             Title: President
                                   -----------------------------
                             Address: 6515 Grand Teton Plaza
                                      Madison, Wisconsin 53719
                             Attention: Mark S. Krasno
                                        President
                             Telephone: (608) 833-3669
                             Fax No.: (608) 833-9763

                                   FBS BUSINESS FINANCE CORPORATION



                             By: William Phelps
                                --------------------------
                             Title: Vice President
                                   -----------------------
                             Address: First Bank Place MPFP0804
                                      601 Second Avenue South
                                      Minneapolis, MN 55402-4302
                             Attention: Business Credit Division
                             Telephone: (612) 973-0611
                             Fax No.: (612) 973-0829

                                    SUPPLEMENT A
                                         TO
                           CREDIT AND SECURITY AGREEMENT
                          DATED AS OF APRIL 8, 1994 BETWEEN
                  FBS BUSINESS FINANCE CORPORATION (THE "LENDER")
                                        AND
                           PRIMEGG, LTD. (THE "BORROWER")

         1 . CREDIT AGREEMENT REFERENCE. This Supplement A, as it may be amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of April 8, 1994, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

         2.   DEFINITIONS.

              2.1 REVOLVING CREDIT AMOUNT. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed NINE MILLION AND NO/100 DOLLARS ($9,000,000) (unless such amount is increased by the Lender in its sole and absolute discretion); provided, however, that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

              2.2 BORROWING BASE. The term "Borrowing Base" shall mean:

                  (a) an amount of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

                  (b) an amount of up to the lesser of (1) the sum of (A) 65% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory which does not constitute Eligible Committed Inventory, plus (B) 75% of the net value (the cost, determined on a first in first out basis, of such Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Committed Inventory; or (2) $5,000,000; plus


                  (c). during the period  commencing  March 31, 1994 through and including March 30, 1995, an amount equal to 100% of the face amount of the Collateral Letter of Credit.

              2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $500,000.

              2.4 TERMINATION DATE. The term "Termination Date" shall mean March 31, 1997.

    3.   INTEREST; FEES.

         3.1  LOANS.

              (a) REVOLVING LOANS. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus .75% per annum.

              (b) TERM LOAN A. The unpaid principal balance of Term Loan A shall bear interest to maturity at the Reference Rate in effect from time to time plus 1% per annum; provided, however, the Borrower may, upon five Business Days' prior written notice to the Lender, request that Term Loan A be converted from a Variable Rate Loan to a Fixed Rate Loan whereupon the unpaid principal balance of Term Loan A shall bear interest to the date of such conversion at the Reference Rate in effect from time to time plus 1% per annum and thereafter to maturity at the Fixed Rate plus 3.60% per annum.

              (c) TERM LOAN B. The unpaid principal balance of Term Loan B shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

              (d) DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

         3.2 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.7 or
    Section 2.8 of the Credit Agreement, as applicable.

         3.3 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to three-eighths of one percent (3/8%) per annum on the average daily Unused Credit Amount.

         3.4 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to two percent (2%) per annum.

         3.5 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower prior to the Termination Date, the Borrower shall pay to the Lender a termination fee in an amount equal to $100,000.

         4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. The Account Receivable must not be unpaid on the date that is 61 days after the date of the invoice envidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 60 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

         5. ADDITIONAL COVENANTS. From the date of the Credit Agreement and thereafter until all of the Borrowers Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

         5.1 CAPITAL BASE. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:

                       PERIOD               CAPITAL BASE

              March 31, 1994 through and
              including June 29, 1994        $4,300,000

              June 30, 1994 through and
              including September 29, 1994   $4,350,000

              September 30, 1994 through
              and including December
              30, 1994                       $4,400,000

              December 31, 1994 through
              and including March 30, 1995   $4,600,000

              March 31, 1995 through and
              including September 29, 1995   $4,700,000

              September 30, 1995 through
              and including March 30, 1996   $4,800,000

              March 31, 1996 through and
              including September 29, 1996   $5,100,000

              September 30, 1996 and
              thereafter                     $5,400,000

         5.2 LEVERAGE RATIO. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, minus (ii) Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:

                  PERIOD                      LEVERAGE RATIO

             March 31, 1994 through and
             including September 29, 1994       3.3 to 1.0

             September 30, 1994 through and
             including September 29, 1995       3.1 to 1.0

             September 30, 1995 through and
             including September 29, 1996       3.0 to 1.0

             September 30, 1996 and thereafter  2.5 to 1.0

         5.3 CAPITAL EXPENDITURES. Make Capital Expenditures in an amount exceeding $500,000 on a consolidated basis in any fiscal year.

         5.4 CASH FLOW COVERAGE RATIO. During each of the periods set forth below, as of the last day of each month for the period commencing on the first day of the Borrower's fiscal year and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than the ratio set forth below opposite such period:

                       PERIOD              CASH FLOW COVERAGE RATIO

             March 31, 1994 through and
             including September 30, 1994         1.00 to 1.0

             October 1, 1994 through and
             including September 30, 1995         1.10 to 1.0

             October 1, 1995 through and
             including September 30, 1996         1.20 to 1.0

             October 1, 1996 and thereafter       1.50 to 1.0


    Borrower's Initials  MK
                        -----
    Lender's Initials   WP
                      -------
    Dated: as of April 8, 1994

               FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
               ------------------------------------------------

        THE FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") made and entered into as of July 18, 1994 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").


                                   RECITALS


        1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994 (the "Credit Agreement"); and

        2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                  AGREEMENT
                                  ---------

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

        Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

        Section 2. Amendments. The Credit Agreement is hereby amended as follows:

                2.1 Definition of Capital Base. The definition of "Capital Base" in Article I of the Credit Agreement is amended in its entirety as follows:

                        "Capital Base":  At any determination date, the total
                of (a) the sum of (i) all assets appearing on a consolidated balance sheet of the Borrower at such date, prepared in accordance with GAAP, after deducting all proper reserves (including reserves for depreciation, obsolescence and amortization), plus (ii) Subordinated Debt; minus (b) all liabilities which in accordance with GAAP would be included on the liability side of a consolidated balance sheet; provided, that adjustments to assets or liabilities made since the last date of determination shall be taken into account only to the extent that the

        Lender determines, in its sole discretion, that such adjustments reflect actual, current operating results of the Borrower.

        2.2 Investments. Section 6.11 of the Credit Agreement is amended in its entirety as follows:

             6.11 Investments. Acquire for value, make, have or hold any investments, except (a) advances to Related Parties (excluding Cham Foods) not to exceed (i) $650,000 in the aggregate for the period from and after April 8, 1994, to and including April 30, 1994, (ii) $801,000, plus accrued and unpaid interest in the amount of $68,000.00, in the aggregate for the period from and after May 1, 1994 to and including October 30, 1994, subject to adjustments by the Borrower following review by the Borrower, its accountants or other consultants of the Borrower's books and records for periods prior to or ending on May 31, 1994, or (iii) $650,000 in the aggregate from and after October 31, 1994, including, in each case, any Investments listed on Schedule 6.11, provided that, during the period from June 1, 1994 to and including October 30, 1994, no additional advances to Related Parties in any amount shall be made; (b) advances to Cham Foods not to exceed $200,000 in the aggregate, including any Investments listed on
        Schedule 6.11; (c) advances to employees of the Borrower or any Subsidiary for travel or other ordinary business expenses, provided that the aggregate amount outstanding at any one time shall not exceed $10,000 for any single employee and $50,000 in the aggregate for all employees; (d) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to the Lender; (e) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (f) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (g) Investments (other than investments in the nature of loans or advances) outstanding on the date hereof in subsidiaries by the Borrower and other Subsidiaries; (h) other Investments outstanding on the date hereof and listed on Schedule 6.11; and (i) other investments consented to by the Lender in writing.

        2.3 Management Change. Section 6.19 of the Credit Agreement is amended in its entirety as follows:

                6.19 Change in Management or Line(s) of Business. Make any substantial change in the senior management of the Borrower or any Subsidiary, including, without limitation, any failure of the Guarantor to continue as president of the Borrower from April 8, 1994 to and including May 12, 1994 or Michael Shevi to continue as Chief Operating Officer of the Borrower from and after May 12, 1994, or any change in the Borrower's or any Subsidiary's line(s) of business.

        2.4 Capital Base. Section 5.1 of Supplement A to the Credit Agreement is amended in its entirety as follows:

             5.1 Capital Base. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:


        Period                  Capital Base
        ------                  ------------
March 31, 1994 through and
including June 29, 1994          $4,300,000

June 30, 1994 through and
including July 30, 1994          $3,400,000

July 31, 1994 through and
including August 30, 1994        $3,900,000

August 31, 1994 to and
including September 29, 1994     $4,000,000

September 30, 1994 to and
including December 30, 1994      $4,400,000

December 31, 1994 through and
including March 30, 1995         $4,600,000

March 31, 1995 through and
including September 29, 1995     $4,700,000

September 30, 1995 to and
including March 30, 1996         $4,800,000

March 31, 1996 through and
including September 29, 1996     $5,100,000

September 30, 1996 and
thereafter                       $5,400,000

                2.5 Leverage Ratio. Section 5.2 of Supplement A to the Credit Agreement is amended in its entirety as follows:

                        5.2 Leverage Ratio. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, less (ii) Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:

                        Period                          Leverage Ratio
                        ------                          --------------

                March 31, 1994 through and
                including June 29, 1994                   3.3 to 1.0

                June 30, 1994 through and
                including July 30, 1994                   4.0 to 1.0


                July 31, 1994 through and
                including October 30, 1994                3.5 to 1.0


                October 31, 1994 through and
                including September 29, 1995              3.1 to 1.0


                September 30, 1995 through and
                including September 29, 1996              3.0 to 1.0

                September 30, 1996 and
                thereafter                                2.5 to 1.0

                2.6 Cash Flow Coverage Ratio. Section 5.4 of Supplement A to the Credit Agreement is amended in its entirety as follows:


                        5.4 Cash Flow Coverage Ratio.  During each of the
                periods set forth below, as of the last day of each month for the period commencing on the first day of the Borrower's fiscal year and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than the ratio set forth below opposite such period:


                        Period                         Cash Flow Coverage Ratio
                        ------                         ------------------------

                March 31, 1994 through and
                including May 31, 1994                      1.00 to 1.0

                October 31, 1994 through and
                including September 30, 1995                    1.10 to 1.0

                October 1, 1995 through and
                including September 30, 1996                    1.20 to 1.0

                October 1, 1996 and thereafter                  1.50 to 1.0

        Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery of the following to the Lender.

             3.1 This Amendment, duly executed by the Borrower and the Lender.

             3.2 A copy of the resolutions of the Board of Directors of the Borrower showing the most recent election or appointment, as the case may be, of the Chairman of the Board and President of the Borrower, and resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated April 21, 1994; and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

             3.3 The Borrower shall have paid to the Lender $2,000.00 of the $8,000.00 amendment fee for this Amendment.

             3.4 The Borrower shall have received proceeds of not less than $600,000 from new Subordinated Debt owed to the [Subordinated Lenders], which Subordinated Debt shall be on terms acceptable to the Lender including, without limitation, the requirement that no such new Subordinated Debt shall be paid prior to February 1, 1995 or at any time an Event of Default or Unmatured Event of Default has occurred and is continuing, and such proceeds shall be deposited to the Lender immediately upon receipt by the Borrower.

             3.5 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or the Amendment Documents.

Section 4.      Defaults and Waivers.

      4.1       Events of Default and Unmatured Events of Default.

                     (a) Financial Statement. Under Section 5.1.1(c) of the Credit Agreement, the Borrower agreed to deliver monthly financial statements within 20 days after the end of each month. The Borrower failed to deliver its monthly financial statement for the monthly period ending April 30, 1994 on or before May 20, 1994.

                     (b) Investments. Under Section 6.11 of the Credit Agreement, the Borrower is limited in the advances it makes to Related Parties (excluding Cham Foods) to an amount not to exceed $650,000 in the aggregate. The Borrower has advised the Lender that, as of May 31, 1994 and through the date of this Amendment, such advances exceeded $650,000 in the aggregate.

                     (c)  Transactions with Related Parties.  Under Section
                6.18 of the Credit Agreement, the Borrower has agreed not to enter into or be a party to any transaction with any Related Party except in the ordinary course of business and on terms no less favorable than in a comparable arms-length transaction with a Person which is not a Related Party. The Borrower has advised the Lender that certain of its transactions occurring on or before May 31, 1994 with a Related Party occurred on terms more favorable than it would obtain in a comparable arms-length transaction.

                     (d) Management Change. Under Section 6.19 of the Credit Agreement, the Borrower agreed not to make any substantial change in the senior management of the Borrower including, without limitation, any failure of the Guarantor to continue as president of the Borrower. The Borrower has advised the Lender that the Guarantor, as of May 18, 1994 and through the date of this Amendment, is no longer the president of the Borrower.

                     (e) Capital Base. Under Section 5.1 of Supplement A to the Credit Agreement, the Borrower agreed not to permit its

                    Capital Base to be less than $4,300,000 as of May 31, 1994. The Borrower had advised the Lender that its Capital Base, as of May 31, 1994 and through the date of this Amendment, was less than $4,300,000.

                         (f) Leverage Ratio.  Under Section 5.2 of Supplement A
                    to the Credit Agreement, the Borrower agreed not to permit the ratio of (a) the sum of (i) the Borrower's consolidated liabilities, less (ii) Subordinated Debt, to (b) the Borrower's Capital Base, to be greater than 3.3 to 1.0 as of May 31, 1994. The Borrower has advised the Lender that, as of May 31, 1994 and through the date of this Amendment, such ratio was greater than 3.3 to 1.0.

                         (g) Cash Flow Coverage. Under Section 5.4 of Supplement A to the Credit Agreement, the Borrower agreed that its Cash Flow Coverage Ratio would not be less than 1.0 to 1.0 as of May 31, 1994. The Borrower has advised the Lender that its Cash Flow Coverage Ratio, as May 31, 1994 and through the date of this Amendment, was less than 1.0 to 1.0.

               4.2 Waiver. Upon the date on which this Amendment becomes effective, the Lender hereby waives the Borrower's Unmatured Events of Default and Events of Default described in the preceding Sections 4.1
          (a) through 4.1(g). The waivers set forth herein shall not constitute a waiver by the Lender of any other Unmatured Event of Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

          Section 5. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Document and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained therein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

        Section 6.   Affirmation, Further References.  The Lender and the
                     -------------------------------
Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

        Section 7.   Merger and Integration, Superseding Effect.  This
                     ------------------------------------------
Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

        Section 8.   Amendment Fee; Legal Expenses.  The Borrower agrees to pay
                     -----------------------------
installments of $2,000 of the amendment fee owed to the Lender in connection with this Amendment on October 1, 1994, January 1, 1995 and March 1, 1995. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

        Section 9.   Headings.  The headings of various sections of this
                     --------
Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

        Section 10.  Counterpart.  This Amendment may be executed in several
                     -----------
counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

        Section 11. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:                               PRIMEGG, LTD.



                                        By:  Aron Frankel    Aron Frankel
                                           ---------------------------------

                                        Title: Member--Board of Directors
                                              ------------------------------



LENDER:                                 FBS BUSINESS FINANCE CORPORATION

                                        By:            ???
                                           ---------------------------------

                                        Title:  Vice President
                                              ------------------------------

               SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

    THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") made and entered into as of March 30, 1995 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS

        1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994, as amended by a First Amendment to Credit and Security Agreement dated as of July 18, 1994 (the "Credit Agreement"); and

        2. The Borrower and the Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

     Section 2. Amendments. The Credit Agreement is hereby amended as follows:

                 2.1 Definitions of Adjusted Subordinated Debt and of Collateral Letter of Credit Subordinated Debt. Article I of the Credit Agreement is amended to add the definitions "Adjusted Subordinated Debt" and "Collateral Letter of Credit Subordinated Debt" as follows:

               "Adjusted Subordinated Debt": Subordinated Debt less Collateral Letter of Credit Subordinated Debt.

               "Collateral Letter of Credit Subordinated Debt": Subordinated Debt in the principal amount of $1,250,000 owed by the Borrower to Egis Holdings Limited as a result of payment by Egis Holdings Limited to Bank Leumi Le-Israel as reimbursement for the draw made on the Collateral Letter of Credit plus such additional Subordinated Debt as the Borrower may incur subsequent to April 30, 1995.

               2.2 Definition of Capital Base. The definition of "Capital Base" in Article I of the Credit Agreement is amended in its entirety as follows:

                       "Capital Base": At any determination date, the total of
                       (a) the sum of (i) all assets appearing on a consolidated balance sheet of the Borrower at such date, prepared in accordance with GAAP, after deducting all proper reserves (including reserves for depreciation, obsolescence and amortization), plus (ii) Adjusted Subordinated Debt; minus (b) all liabilities which in accordance with GAAP would be included on the liability side of a consolidated balance sheet.

               2.3 Definition of Cash Flow Coverage Ratio. The definition of "Cash Flow Coverage Ratio" in Article I of the Credit Agreement is amended in its entirety as follows:

                       "Cash Flow Coverage Ratio": For any period, the ratio of (a) the Borrower's EBITDA to (b) the sum of (i) consolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases), plus (ii) mandatory principal payments on Long-Term Debt (exclusive of Subordinated Debt) minus
                       (iii) increases in Long Term Debt plus (iv) Capital Expenditures.

               2.4 Term Loan B. Section 2.1.3(b) of the Credit Agreement is amended in its entirety as follows:

                       (b) Principal of Term Loan B in the amount of $400,000 shall be due and payable in eight equal monthly installments of $44,445 each, commencing April 15, 1995 and on the fifteenth day of each month thereafter until December 15, 1995, upon which date the remaining principal balance shall be due and payable in full.

               2.5 Restricted Payments. Section 6.8 of the Credit Agreement is hereby amended in its entirety as follows:

                       6.8 RESTRICTED PAYMENTS. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends and dividends payable to the Borrower), make any distribution to stockholders as such (other than the Borrower) or set aside any funds for any such purpose, and not prepay, purchase or redeem any subordinated Indebtedness of the Borrower or any Subsidiary; provided that, subordinated

                         Indebtedness in the amount of $200,000 loaned by M. Shevi Family Asset Ltd. to the Borrower on or about February 27, 1995 may be repaid by the Borrower after September 30, 1995, so long as no Unmatured Event of Default or Event of Default is outstanding at the time of repayment or would occur upon such repayment.

                 2.6 Leases. Section 6.10 of the Credit Agreement is amended by deleting the amount "$100,000" that appears therein and substituting therefor the amount "$250,000" and is further amended by deleting the amount "$30,000" that appears therein and substituting therefor the amount
"$210,000".

                 2.7 Investments. Clause (a) of Section 6.11 of the Credit Agreement is amended in its entirety as follows:

                         ...(a) advances to Related Parties (excluding Cham Foods) not to exceed $125,000 in the aggregate, including any Investments listed on Schedule 6.11; ...

                 2.8 Supplement A. Supplement A to the Credit Agreement is amended and restated in its entirety in the form of Exhibit A hereto.

     Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective as of March 30, 1995 upon delivery of the following to the Lender:

                 3.1 This Amendment, duly executed by the Borrower and the Lender and Supplement A, duly initialed by Borrower and Lender.

                 3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary
(i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated April 21, 1994; and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

                 3.3 A certificate of the Secretary or Assistant Secretary of the Borrower certifying that Mr. Aron Frankel is and has been the Treasurer of the Borrower since May 12, 1994, and executed the First Amendment to Credit and

Security Agreement dated as of July 18, 1994 between the Borrower and the Lender (the "First Amendment") in such capacity.

               3.4 Copies of all instruments and documents (which instruments and documents shall be in form and substance satisfactory to the Lender) evidencing new Subordinated Debt of the Borrower in the amount of $600,000 in the aggregate ("New Subordinated Debt") that was loaned to the Borrower by one or more Subordinated Lenders in connection with the First Amendment, certified by the Secretary or Assistant Secretary of the Borrower as being true, correct and complete copies of such instruments and documents and as embodying all the terms and conditions governing the New Subordinated Debt.

               3.5 Evidence satisfactory to the Lender that M. Shevi Family Asset Ltd. has advanced to the Borrower additional subordinated Indebtedness in the principal amount of $200,000, payable after September 30, 1995 and subject to the restriction that repayment may be made only if permitted by the terms of the Credit Agreement, together with copies of all instruments and documents (which instruments and documents shall be in form and substance satisfactory to the Lender) evidencing such subordinated Indebtedness, certified by the Secretary or Assistant Secretary of the Borrower as being true, correct and complete copies of such instruments and documents and as embodying all the terms and conditions governing such Indebtedness.

               3.6 An affirmation, substantially in the form of Exhibit B hereto, duly executed by each Subordinated Lender.

               3.7 A Subordination Agreement, substantially in the form of Exhibit C hereto, duly executed by M. Shevi Family Asset Ltd. and acknowledged by the Borrower.

               3.8     A copy of the resolutions of the Board of Directors of
M. Shevi Family Asset Ltd. authorizing the execution, delivery and performance of the Subordination Agreement required to be delivered pursuant to Section 3.7, certified as true and accurate by its Secretary or Assistant Secretary, along with a certificate by such Secretary or Assistant Secretary identifying each officer of M. Shevi Family Asset Ltd. authorized to execute such Subordination Agreement and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

               3.9 Evidence satisfactory to the Lender that Perham State Bank and Bank of Sun Prairie, respectively, have waived breaches by the Borrower of the terms of the respective mortgage loans made to it by Perham State Bank and Bank of Sun Prairie.

          3.10 Evidence satisfactory to the Lender that all the holders of Subordinated Debt have agreed that accrued and unpaid interest on Subordinated Debt through February 28, 1995 shall be paid only to the extent that such interest exceeds $100,000 and shall be paid in no fewer than three installments, subject to no Unmatured Event of Default or Event of Default being outstanding at the time of any payment or likely to occur as a result of such payment.

          3.11 A copy of the settlement agreement entered into with Mark Krasno, certified by the Secretary or Assistant Secretary of the Borrower as being a true, correct and complete copy and embodying all the terms and conditions of such settlement and a Mutual Release in the form heretofore furnished to the Borrower by the Lender, duly executed by Mark Krasno.

          3.12 A letter from the Borrower identifying the officers of the Borrower authorized to make requests for loans, including telephonic requests.

          3.13 Certificates duly executed by Michael Shevi and Mark Frankel, as trustee for Michael Shevi, substantially in the forms of Exhibits D and E hereto, respectively.

          3.14 Payment of principal on Term Loan B in the aggregate amount of $88,890 as payment of the installments due on April 15, 1995 and on May 15, 1995.

          3.15 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or the Amendment Documents.

    Section 4. Defaults and Waivers. Upon the date upon which this Amendment becomes effective, the Lender hereby waives any Unmatured Events of Default or Events of Default arising prior to March 30, 1995 under Section 6.10 (Leases) of the Credit Agreement and under any of Sections 5.1 (Capital Base), 5.2 (Leverage Ratio) or 5.4 (Cash Flow Coverage Ratio) of Supplement A to the Credit Agreement and waives any Unmatured Event of Default or Event of Default arising from the Borrower's settlement with Mark Krasno. The Lender further waives any Unmatured Event of Default or Event of Default relating to the failure of Mr. Michael Shevi to disclose to the Lender that at the time that he executed and delivered to the Lender the Guaranty and Pledge Agreement dated April 4, 1995, the shares of common stock subject thereto were in the name of Mark Frankel, as trustee for Michael Shevi. The waivers set forth herein shall not constitute a waiver by the Lender of any other Unmatured Event of Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

    Section 5. Additional Covenants.

              (a) The Borrower will deliver to the Lender on or before June 15, 1995 duly executed collateral assignments of life insurance policies, in form and substance satisfactory to the Lender, on the lives of Thomas Wiles, Jon Luikart and Joseph
              Sczygiel, respectively, in the aggregate amount of $1,100,000, together with the original life insurance policies being so assigned.

              (b) At the request of the Lender, the Borrower will promptly reissue in the name of Michael Shevi and deliver to the Lender, with blank stock powers relating thereto duly executed by Michael Shevi, share certificates numbered 5 and 15, representing 244 shares of common stock and 172.68 shares of common stock, respectively, of the Borrower, which shares have been pledged to the Lender by Michael Shevi and were transferred to Michael Shevi by Mark Frankel, as trustee for Michael Shevi.

    Section 6. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Document and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained therein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

            Section 7. Affirmation, Acknowledgement, Further References. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. The Borrower acknowledges that this Amendment and all amendments to the Credit Agreement are Loan Documents. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

            Section 8. Acknowledgement of Lender. The Lender acknowledges that since the date of the First Amendment to Credit and Security Agreement, Jon Luikart has become President of the Borrower.

            Section 9. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

            Section 10. Legal Expenses. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney P.L.L.P, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

            Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

            Section 12. Counterpart. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

            Section 13. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:                              PRIMEGG, LTD.

                                       By:      [SIG]
                                          ----------------------------------
                                       Title: Chairman of the Board
                                             -------------------------------

LENDER:                                FBS BUSINESS FINANCE CORPORATION

                                       By: Brian C. O'Neill
                                          ----------------------------------

                                       Title:  Vice President
                                             -------------------------------

                                                                    EXHIBIT A TO
                                                                SECOND AMENDMENT

                                  SUPPLEMENT A
                                       TO
                         CREDIT AND SECURITY AGREEMENT
                        DATED AS OF APRIL 8, 1994 BETWEEN
                FBS BUSINESS FINANCE CORPORATION (THE "LENDER")
                                      AND
                         PRIMEGG, LTD. (THE "BORROWER")

     1. CREDIT AGREEMENT REFERENCE. This Supplement A, as amended and restated as of March 30, 1995, and as it may be further amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of April 8, 1994, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

     2.   DEFINITIONS.

                 2.1 REVOLVING CREDIT AMOUNT. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND No/100 DOLLARS ($7,500,000) (unless such amount is increased by the Lender in its sole and absolute discretion); provided, however, that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

          2.2  BORROWING BASE. The term "Borrowing Base" shall mean:

               (a) an amount of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

               (b) an amount of up to the lesser of (1) the sum of (A) 65% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory which does not constitute Eligible Committed Inventory, plus (B) 70% of the net value (the cost, determined on a first in first out basis, of such Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary of the Borrower's Eligible Committed Inventory; or (2) $5,000,000.

              (c) during the period commencing March 31, 1995 through and including March 31, 1996, an amount equal to 100% of the face amount of the Collateral Letter of Credit.

               2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $500,000.

               2.4 TERMINATION DATE. The term "Termination Date" shall mean March 31, 1997.

     3.   INTEREST; FEES.

          3.1  LOANS.

               (a) REVOLVING LOANS. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over
               Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

               (b)  TERM LOAN A. The unpaid principal balance of Term
               Loan A shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum; provided, however, the Borrower may, upon five Business Days' prior written notice to the Lender, request that Term Loan A be converted from a Variable Rate Loan to a Fixed Rate Loan whereupon the unpaid principal balance of Term Loan A shall bear interest to the date of such conversion at the Reference Rate in effect from time to time plus 1.50% per annum and thereafter to maturity at the Fixed Rate plus 4.10% per annum.

               (c)  TERM LOAN B. The unpaid principal balance of Term
               Loan B shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

               (d) DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

          3.2 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.7 or
Section 2.8 of the Credit Agreement, as applicable.

          3.3 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to three-eighths of one percent (3/8%) per annum on the average daily Unused Credit Amount.

          3.4 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to two percent (2%) per annum.

          3.5 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower prior to the Termination Date, the Borrower shall pay to the Lender a termination fee in an amount equal to $100,000.

     4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. The Account Receivable must not be unpaid on the date that is 61 days after the date of the invoice evidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 60 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

     5. ADDITIONAL COVENANTS. From the date of the Credit Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

          5.1 CAPITAL BASE. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:

              PERIOD                           CAPITAL BASE

              March 31, 1995 through and
              including October 30, 1995       $3,200,000

              October 31, 1995 through and
              including March 30, 1996         $3,300,000

              March 31, 1996 to and
              including October 30, 1996       $3,400,000

              October 31, 1996 and thereafter  $3,500,000



         5.2 LEVERAGE RATIO. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, less (ii) Adjusted Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:



              PERIOD                           LEVERAGE RATIO

              March 31, 1995 through and
              including October 30, 1995       4.2 to 1.0

              October 31, 1995 through and
              and including March 30, 1996     4.0 to 1.0

              March 31, 1996 through and
              including October 30, 1996       3.5 to 1.0

              October 31, 1996 and thereafter  3.3 to 1.0



         5.3 CAPITAL EXPENDITURES. Make Capital Expenditures in an amount that on a consolidated basis exceeds $500,000 in fiscal year 1995 and $700,000 in each of fiscal years 1996 and 1997.

         5.4 CASH FLOW COVERAGE RATIO. For the period commencing March 31, 1995 through and including the Termination Date, as of the last day of each month for the period commencing on the first day of the Borrower's fiscal year and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than 1.0 to 1.0.

Borrower's Initials
                   -------------------------
Lender's Initials
                   -------------------------
Date:                 As of March 30, 1995
                   -------------------------

              THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this
"Amendment") made and entered into as of September 12, 1995 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").

                               RECITALS

     1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994, as amended by a First Amendment to Credit and Security Agreement dated as of July 18, 1994 and a Second Amendment to Credit and Security Agreement dated as of March 30, 1995 (as so amended, the "Credit Agreement"); and

     2. The Borrower and the Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

                                  AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

     Section 2. Amendments. The Credit Agreement is hereby amended as follows:

          2.1 Definition of Reconstituted Inventory. Article I of the Credit Agreement is amended to add the definition "Reconstituted Inventory" as follows:

               "Reconstituted Inventory": Inventory which consists of dried egg powder (a) which is (i) salable in the ordinary course of business or (ii) suitable for blending with other powder blends to create salable product and (b) (i) is excess production, or
               (ii) is a powder blend cleaned out of the dryer prior to drying another powder blend, or (iii) did not meet specifications.

          2.2 Supplement A. Supplement A to the Credit Agreement is amended and restated in its entirety in the form of Exhibit A hereto.

     Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery of the following to the Lender:

          3.1 This Amendment, duly executed by the Borrower and the Lender and Supplement A, duly initialed by Borrower and Lender.

          3.2 The Reaffirmation of Guaranty, substantially in the form of Exhibit B attached hereto, duly executed by Michael Sheri.

          3.3 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or this Amendment.

     Section 4. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith by proper corporate action, and neither the Amendment nor the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or any provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

     Section 5. Affirmation, Acknowledgement, Further References. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. The Borrower acknowledges that this Amendment and all amendments to the Credit Agreement are Loan Documents. All references in any document or instrument to the Credit

Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

     Section 6. Merger and Integration, Superseding Effect. The Credit Agreement, as amended by this Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that the Credit Agreement, as amended by this Amendment, shall control with respect to the specific subjects hereof and thereof.

     Section 7. Legal Expenses. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney P.L.L.P, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

     Section 8. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

     Section 9. Counterpart. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

     Section 10. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:                       PRIMEGG, LTD.


                                By:       [SIG]
                                   ---------------------------------------
                                Title: CHAIRMAN OF THE BOARD
                                      ------------------------------------




LENDER:                         FBS BUSINESS FINANCE CORPORATION



                                By: /s/ William C. Phelps
                                   ---------------------------------------
                                Title: Vice President
                                      ------------------------------------

                                                                    EXHIBIT A TO
                                                                 THIRD AMENDMENT

                                SUPPLEMENT A
                                     TO
                       CREDIT AND SECURITY AGREEMENT
                      DATED AS OF APRIL 8, 1994 BETWEEN
              FBS BUSINESS FINANCE CORPORATION (THE "LENDER")
                                    AND
                       PRIMEGG, LTD. (THE "BORROWER")

     1. CREDIT AGREEMENT REFERENCE. This Supplement A, as amended and restated as of September 12, 1995, and as it may be further amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of April 8, 1994, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

     2.   DEFINITIONS.

          2.1 REVOLVING CREDIT AMOUNT. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000) (unless such amount is increased by the Lender in its sole and absolute discretion); provided, however, that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

          2.2  BORROWING BASE. The term "Borrowing Base" shall mean:

               (a) an amount of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

               (b) an amount of up to the lesser of (1) the sum of (A) 65% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory which does not constitute
               Eligible Committed Inventory, plus (B) 70% of the net value
               (the cost, determined on a first in first out basis, of such Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary of the Borrower's Eligible Committed Inventory, plus (C) 35% of the net value (as determined by the Lender) of the Borrower's Reconstituted Inventory; or
               (2) $5,000,000.

          2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $500,000.

          2.4 TERMINATION DATE. The term "Termination Date" shall mean March 31, 1997.

     3.   INTEREST; FEES.

          3.1  LOANS.

               (a) REVOLVING LOANS. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over
               Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

               (b)  TERM LOAN A. The unpaid principal balance of Term
               Loan A shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum; provided, however, the Borrower may, upon five Business Days' prior written notice to the Lender, request that Term Loan A be converted from a Variable Rate Loan to a Fixed Rate Loan whereupon the unpaid principal balance of Term Loan A shall bear interest to the date of such conversion at the Reference Rate in effect from time to time plus 1.50% per annum and thereafter to maturity at the Fixed Rate plus 4.10% per annum.

               (c)  TERM LOAN B. The unpaid principal balance of Term
               Loan B shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

               (d) DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

          3.2 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.7 or
Section 2.8 of the Credit Agreement, as applicable.

          3.3 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to three-eighths of one percent (3/8%) per annum on the average daily Unused Credit Amount.

          3.4 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to two percent (2%) per annum.

          3.5 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower prior to the Termination Date, the Borrower shall pay to the Lender a termination fee in an amount equal to $100,000.

     4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. The Account Receivable must not be unpaid on the date that is 61 days after the date of the invoice evidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 60 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

     5. ADDITIONAL COVENANTS. From the date of the Credit Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

          5.1 CAPITAL BASE. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:

               PERIOD                          CAPITAL BASE

               March 31, 1995 through and
               including October 30, 1995      $3,200,000

               October 31, 1995 through and
               including March 30, 1996        $3,300,000

               March 31, 1996 to and
               including October 30, 1996      $3,400,000

               October 31, 1996 and thereafter $3,500,000



          5.2 LEVERAGE RATIO. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, less (ii) Adjusted Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:



               PERIOD                          LEVERAGE RATIO

               March 31, 1995 through and
               including October 30, 1995      4.2 to 1.0

               October 31, 1995 through and
               and including March 30, 1996    4.0 to 1.0

               March 31, 1996 through and
               including October 30, 1996      3.5 to 1.0

               October 31, 1996 and thereafter 3.3 to 1.0



          5.3 CAPITAL EXPENDITURES. Make Capital Expenditures in an amount that on a consolidated basis exceeds $700,000 in any of fiscal years 1995, 1996 or 1997.

          5.4 CASH FLOW COVERAGE RATIO. For the period commencing March 31, 1995 through and including the Termination Date, as of the last day of each month for the period commencing on the first day of the Borrower's fiscal year and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than 1.0 to 1.0.

Borrower's Initials
                   ---------------------------------
Lender's Initials
                   ---------------------------------
Date:              As of September 12, 1995
                   ---------------------------------

                FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") made and entered into as of November 17, 1995 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").

                                RECITALS

            1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994, as amended by a First Amendment to Credit and Security Agreement dated as of July 18, 1994, a Second Amendment to Credit and Security Agreement dated as of March 30, 1995 (the "Second Amendment") and a Third Amendment to Credit and Security Agreement dated as of September 12, 1995 (as so amended, the "Credit Agreement"); and

            2. The Borrower and the Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

                               AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. Amendments. The Credit Agreement is hereby amended as follows:

                 2.1 Restricted Payments. Section 6.8 of the Credit Agreement is hereby amended in its entirety as follows:

                   6.8 RESTRICTED PAYMENTS. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends and dividends payable to the Borrower), make any distribution to stockholders as such (other than the Borrower) or set aside any funds for any such purpose, and not prepay, purchase or redeem any subordinated Indebtedness of the Borrower or any Subsidiary; provided, that, subordinated Indebtedness in the amount of $200,000 loaned by
                   M. Shevi Family Asset Ltd. to the Borrower on or about February 27, 1995 may be repaid by the Borrower after December 31, 1995, so long as no Unmatured Event of Default or Event of Default is outstanding at the time of repayment or would occur upon such repayment.

                  2.2 Additional Covenants. Section 5(a) of the Second Amendment is deleted in its entirety.

                  2.3 Supplement A. Supplement A to the Credit Agreement is amended and restated in its entirety in the form of Exhibit A hereto.

          Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery of the following to the
    Lender:

                  3.1 This Amendment, duly executed by the Borrower and the Lender and Supplement A, duly initialed by Borrower and Lender.

                  3.2 The Reaffirmation of Guaranty, substantially in the form of Exhibit B attached hereto, duly executed by Michael Shevi.

                  3.3 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or this Amendment.

          Section 4. Defaults and Waivers. Upon the date on which this Amendment becomes effective, the Lender hereby waives any Unmatured Events of Default or Events of Default arising as a result of the failure of the Borrower to comply with Section 5.4 (Cash Flow Coverage Ratio) of Supplement A to the Credit Agreement as of August 31, 1995 and September 30, 1995 and waives any Unmatured Event of Default or Event of Default arising as a result of the failure of the Borrower to comply with Section 5(a) of the Second Amendment with respect to Thomas Wiles to the extent of $300,000. The waivers set forth herein shall not constitute a waiver by the Lender of any other Unmatured Event of Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

          Section 5. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment
    (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith by proper corporate action, and neither the Amendment nor the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or any provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

         Section 6. Affirmation, Acknowledgement, Further References. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. The Borrower acknowledges that this Amendment and all amendments to the Credit Agreement are Loan Documents. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

         Section 7. Merger and Integration, Superseding Effect. The Credit Agreement, as amended by this Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that the Credit Agreement, as amended by this Amendment, shall control with respect to the specific subjects hereof and thereof.

         Section 8. Legal Expenses. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney P.L.L.P, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

         Section 9. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 10. Counterpart. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

         Section 11. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

    BORROWER:                     PRIMEGG, LTD.

                                  By:       [SIG]
                                     ------------------------------
                                  Title: Chairman
                                        ---------------------------

    LENDER:                       FBS BUSINESS FINANCE CORPORATION

                                  By: William C. Phelps
                                     ------------------------------
                                  Title: Vice President
                                        ---------------------------

                                                                   EXHIBIT A TO
                                                               FOURTH AMENDMENT

                                    SUPPLEMENT A
                                         to
                           CREDIT AND SECURITY AGREEMENT
                          Dated as of April 8,1994 Between
                  FBS BUSINESS FINANCE CORPORATION (the "Lender")
                                        and
                           PRIMEGG, LTD. (the "Borrower")

         1.   Credit Agreement Reference. This Supplement A, as amended and restated as of November 17, 1995, and as it may be further amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of April 8, 1994, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

         2.   Definitions.

                     2.1 Revolving Credit Amount. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND N01100 DOLLARS ($7,500,000) (unless such amount is increased by the Lender in its sole and absolute discretion); provided however that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

            2.2  Borrowing Base. The term "Borrowing Base" shall mean:

                 (a) an amount of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

                 (b) an amount of up to the lesser of (1) the sum of (A) 65% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory which does not constitute Eligible Committed Inventory, plus (B) 70% of the net value (the cost, determined on a first in first out basis, of such Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary of the Borrower's Eligible Committed Inventory, plus (C) 35% of the net value (as determined by the Lender) of the Borrower's Reconstituted Inventory; or (2) $5,000,000.

            2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $500,000.

            2.4 TERMINATION DATE. The term "Termination Date" shall mean March 31, 1997.

            2.5 FOURTH AMENDMENT. The term "Fourth Amendment" shall mean that certain Fourth Amendment to Credit and Security Agreement dated as of November 17, 1995, by and between the Lender and the Borrower.

            2.6 FOURTH AMENDMENT EFFECTIVE DATE. The term "Fourth Amendment Effective Date" shall mean the date on which the conditions to the effectiveness of the Fourth Amendment set forth in Section 3 thereof shall have been satisfied.

       3.   INTEREST; FEES.

            3.1  LOANS.

                 (a) REVOLVING LOANS. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

                 (b) TERM LOAN A. The unpaid principal balance of Term Loan A shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum; provided, however, the Borrower may, upon five Business Days' prior written notice to the Lender, request that Term Loan A be converted from a Variable Rate Loan to a Fixed Rate Loan whereupon the unpaid principal balance of Term Loan A shall bear interest to the date of such conversion at the Reference Rate in effect from time to time plus 1.50% per annum and thereafter to maturity at the Fixed Rate plus 4.10% per annum.

                 (c) TERM LOAN B. The unpaid principal balance of Term Loan B shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum.

                 (d) DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

              3.2 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section
    2.7 or Section 2.8 of the Credit Agreement, as applicable.

              3.3 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to three-eighths of one percent (3/8%) per annum on the average daily Unused Credit Amount.

              3.4 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to two percent (2%) per annum.

              3.5 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower prior to the Termination Date, the Borrower shall pay to the Lender a termination fee in an amount equal to $100,000.

          4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. tHE aCCOUnt Receivable must not be unpaid on the date that is 61 days after the date of the invoice evidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 60 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

          5. ADDITIONAL NEGATIVE COVENANTS. From the date of the Credit Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

              5.1 CAPITAL BASE. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:

              PERIOD                                     CAPITAL BASE
              March 31, 1995 through and
              including October 30, 1995                 $3,200,000

              October 31, 1995 through and
              including March 30, 1996                   $3,300,000

              March 31, 1996 to and including
              October 30, 1996                           $3,400,000

              October 31, 1996 and thereafter            $3,500,000

              5.2 LEVERAGE RATIO. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, less (ii) Adjusted Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:

                     PERIOD                                LEVERAGE RATIO

                     March 31, 1995 through and
                     including October 30, 1995            4.2 to 1.0

                     October 31, 1995 through and
                     and including March 30, 1996          4.0 to 1.0

                     March 31, 1996 through and
                     including October 30, 1996            3.5 to 1.0

                     October 31, 1996 and thereafter       3.3 to 1.0

             5.3 CAPITAL EXPENDITURES. Make Capital Expenditures in an amount that on a consolidated basis exceeds $700,000 in any of fiscal years 1995, 1996 or 1997.

             5.4 CASH Flow COVERAGE RATIO. For the period commencing October 1, 1995 through and including December 31, 1995, as of the last day of each month for the period commencing on the first day of the Borrower's fiscal year and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than 0.90 to 1.0. For the period commencing January 1, 1996 through and including the Termination Date, as of the last day of each month for the period commencing on the first day of the Borrower's fiscal year and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than 1.0 to 1.0.

         6.  ADDITIONAL AFFIRMATIVE COVENANTS.

                     6.1 LIFE INSURANCE. The Borrower will deliver to the Lender on or before the Fourth Amendment Effective Date duly executed collateral assignments of life insurance policies, in form and substance satisfactory to the Lender, on the lives of Jon Luikart and Joseph Sczygiel, respectively, in the aggregate amount of $800,000, together with the original life insurance policies being so assigned.

    Borrower's Initials
                       ---------------------
    Lender's Initials
                     -----------------------
    Date:            As of November 17, 1995
                     -----------------------

                FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") made and entered into as of June 1, 1996 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS

            1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994, as amended by a First Amendment to Credit and Security Agreement dated as of July 18, 1994, a Second Amendment to Credit and Security Agreement dated as of March 30, 1995 (the "Second Amendment"), a Third Amendment to Credit and Security Agreement dated as of September 12, 1995 and a Fourth Amendment to Credit and Security Agreement dated as of November 17, 1995 (as so amended, the "Credit Agreement"); and

            2. The Borrower and the Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. Amendments. The Credit Agreement is hereby amended as follows:

         2.1 Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

                       "Equipment Credit Amount": The term "Equipment Credit
                   Agreement" shall have the meaning given such term in Supplement A.

                       "Equipment Loan": The term "Equipment Loan" shall have
                   the meaning given such term in Section 2.1.3.

                        "Equipment Loan Amortization Schedule": A schedule
                   substantially in the form of Exhibit B hereto delivered in connection with an Equipment Loan and setting forth the amortization schedule applicable to such Equipment Loan.

                        "Equipment Loan Availability": The term "Equipment Loan
                   Availability" shall mean, with respect to any given Equipment Loan, the lesser of (a) the Equipment Credit Amount, minus the aggregate amount of all Equipment Loans previously made by the Lender and (b) 80% of the cost of the equipment acquired with such Equipment Loan.

              2.2 Amended Definitions. Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Capital Base", "Loan", and "Term Loan(s)" in their entirety and substituting the following therefor:

                        "Capital Base": At any determination date, the total of
                   (a) the sum of (i) all assets appearing on a consolidated balance sheet of the Borrower at such date, prepared in accordance with GAAP, after deducting all proper reserves (including reserves for depreciation, obsolescence and amortization), plus (ii) Subordinated Debt; minus (b) all liabilities which in accordance with GAAP would be included on the liability side of a consolidated balance sheet.

                        "Loan": Any Revolving Loan made by the Lender to the
                   Borrower pursuant to Section 2.1.1 Term Loan A made by the Lender to the Borrower pursuant to Section 2.1.2, any Equipment Loan made by the Lender to the Borrower pursuant to Section 2.1.3, and any other loan or advance made by the Lender to the Borrower under or pursuant to this Agreement.


                        "Term Loan(s)": Individually or collectively, Term Loan
                   A and the Equipment Loans.

              2.3 Deleted Definitions. Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of the terms "Adjusted Subordinated Debt", "Collateral Letter of Credit Subordinated Debt", and "Term Loan B".

              2.4 Equipment Loans. Section 2.1.3 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

              2.1.3 Equipment Loans

                    (a) Subject to the terms and conditions of the Loan
              Documents, and in reliance upon the warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make such loans or advances (individually, an "Equipment Loan", and collectively, the "Equipment Loans") to the Borrower as the Borrower may from time to time request, up to but not in excess of the Equipment Loan Availability.

                    (b) Unless otherwise required to be sooner paid pursuant to this Agreement, the principal of each Equipment Loan shall mature and be payable in accordance with the Equipment Loan Amortization Schedule delivered by the Lender in connection with such Equipment Loan, and a final installment in the outstanding principal balance of such Equipment Loan on the Termination Date.

                    (c) During any period in which an Equipment Loan is a
              Variable Rate Loan, the Borrower may, upon three Business Days.' notice to the Lender, prepay the principal of such Equipment Loan in whole or in part without premium. Any partial prepayment of principal of an Equipment Loan shall be in a minimum amount of the lesser of (i) the outstanding principal balance of such Equipment Loan and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of such Equipment Loan in the inverse order of their maturities. Any principal of an Equipment Loan which is repaid may not be reborrowed.

                    (d) During any period in which an Equipment Loan is a Fixed
              Rate Loan, the Borrower may, upon five Business Days' prior written notice to the Lender, prepay the principal of such Equipment Loan in whole or in part. Any partial prepayment of principal of an Equipment Loan shall be in a minimum amount of the lesser of (i) the outstanding principal balance of such Equipment Loan and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of such Equipment Loan in the inverse order of their maturities. If at the time of any prepayment (whether voluntary or involuntary, including, without limitation, any payment prior to the scheduled maturity following acceleration of an Equipment Loan), the Interest Differential is greater than zero, the Borrower shall pay to the Lender a prepayment premium equal to the present value (determined in accordance with standard financial practice) of the product of (1) the Interest Differential, (2) the amount prepaid, and (3) the Average Maturity Period. The amount of the prepayment premium shall be calculated as follows: The amount prepaid shall be multiplied by the product of (A) the Interest Differential, and (B) a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a thirty day month) in the Average Maturity Period, yielding a quotient (the "Quotient"). The amount of the prepayment premium shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using Government Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a thirty day month) in the Average Maturity Period, with the amount of each hypothetical monthly payment being equal to the Quotient and with the first payment payable thirty days after the date of prepayment.

                    (e) Any payment of an Equipment Loan may be made with the
              proceeds of a Revolving Loan only if, immediately before and after giving effect to such payment, no Event of Default or Unmatured Event of Default then exists or would result therefrom.

          2.5 Ownership. Section 7.1(o) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

                    (o) OWNERSHIP. (i) The Guarantor shall cease to own at least
              20% of the shares of all voting stock of the Borrower, except in connection with the sale of such voting stock to Cham Foods in connection with the acquisition by Cham Foods on or after July 1, 1996, of all of the shares of all voting stock of the Borrower, and (ii) after the acquisition by Cham Foods of all of the shares of all voting stock of the Borrower, Cham Foods shall cease to own all of the shares of all voting stock of the Borrower.

          2.6 Supplement A. Supplement A to the Credit Agreement is amended and restated in its entirety in the form of Exhibit A hereto.

  Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective as of June 1, 1996 upon delivery of the following to the Lender:

          3.1 This Amendment, duly executed by the Borrower and the Lender and Supplement A, duly initialed by Borrower and Lender.

          3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated April 21, 1994; and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          3.3 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or this Amendment.

  Section 4. Defaults and Waivers. Upon the date on which this Amendment becomes effective, the Lender hereby waives any Unmatured Events of Default or Events of Default arising as a result of the failure of the Borrower to comply with
Section 5.4 (Cash Flow Coverage Ratio) of Supplement A to the Credit Agreement as of the end of each reporting period beginning December 31, 1995 and through and including May 31, 1996. The waiver set forth herein shall not constitute a waiver by the Lender of any other Unmatured Event of Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

  Section 5. Release. Upon receipt by the Lender of a certificate, duly executed by each of Michael Shevi and Cham Foods, certifying as to the sale of the Pledged Shares (as defined in the Guaranty and Pledge Agreement dated as of April 10, 1995 (the "Guaranty") issued by Michael Shevi for the benefit of the Lender) to Cham Foods, the Lender shall execute and deliver a Release, substantially in the form of Exhibit C hereto, to Michael Shevi, together with the Pledged Shares.

  Section 6. Subordinated Debt. Upon the earlier of consummation of the sale of Pledged Shares to Cham Foods or July 31, 1996, each existing Subordinated Lender shall deliver to the Lender an executed affirmation in the form of Exhibit D hereto, unless Cham Foods has acquired or replaced in full the Subordinated Debt owed to such Subordinated Lenders. In the event that Cham Foods acquires or replaces in whole or in part existing Subordinated Debt, Cham Foods shall execute and deliver to the Lender a subordination agreement in form and substance acceptable to the Lender.

  Section 7. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith by proper corporate action, and neither the Amendment nor the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or any provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

  Section 8. Affirmation, Acknowledgement, Further References. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. The Borrower acknowledges that this Amendment and all amendments to the Credit Agreement are Loan Documents. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

  Section 9. Merger and Integration, Superseding Effect. The Credit Agreement, as amended by this Amendment, and the other Loan Documents from and after the date hereof, embody the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that the Credit Agreement, as amended by this Amendment, shall control with respect to the specific subjects hereof and thereof.

  Section 10. Legal Expenses. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney P.L.L.P, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

  Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

  Section 12. Counterpart. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

  Section 13. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

    BORROWER:                     PRIMEGG, LTD.

                                  By:     Jon E. Luikart
                                     -------------------------------
                                  Title:  President
                                        ----------------------------

    LENDER:                       FBS BUSINESS FINANCE CORPORATION

                                  By:     William C. Phelps
                                     -------------------------------
                                  Title:  Vice President
                                        ----------------------------

                                    SUPPLEMENT A
                                         TO
                           CREDIT AND SECURITY AGREEMENT
                         DATED AS OF APRIL 8, 1994 BETWEEN
                  FBS BUSINESS FINANCE CORPORATION (THE "LENDER")
                                        AND
                           PRIMEGG, LTD. (THE "BORROWER")

         1. CREDIT AGREEMENT REFERENCE. This Supplement A, as amended and restated as of June 1, 1996, and as it may be further amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of April 8, 1994, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

         2.   DEFINITIONS.

              2.1 REVOLVING CREDIT AMOUNT. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000)(unless such amount is increased by the Lender in its sole and absolute discretion); provided, however, that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

              2.2 BORROWING BASE. The term "Borrowing Base" shall mean:

                  (a) an amount of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

                  (b) an amount of up to the lesser of (1) the sum of (A) 65% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory which does not constitute Eligible Committed Inventory, plus (B) 70% of the net value (the cost, determined on a first in first out basis, of such Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Committed Inventory, as determined by the

                  Lender after deduction of such reserves and allowances as the Lender deems proper and necessary of the Borrower's Eligible Committed Inventory, plus (C) 35% of the net value (as determined by the Lender) of the Borrower's Reconstituted Inventory; or (2) $5,000,000.

              2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $500,000.

              2.4 TERMINATION DATE. The term "Termination Date" shall mean June 30, 1998.

              2.5 EQUIPMENT CREDIT AMOUNT. The term "Equipment Credit Amount" shall mean the maximum amount of Equipment Loans which the Lender will make available to the Borrower which amount shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000) (unless such amount is increased by the Lender in its sole and absolute discretion).

           3. INTEREST; FEES.

              3.1  LOANS.

                   (a) REVOLVING LOANS. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus 0.75% per annum.

                   (b) TERM LOANS. The unpaid principal balance of each Term Loan shall bear interest to maturity at the Reference Rate in effect from time to time plus 0.75% per annum; provided, however, the Borrower may, upon five Business Days' prior written notice to the Lender, request that a Term Loan be converted from a Variable Rate Loan to a Fixed Rate Loan whereupon the unpaid principal balance of such Term Loan shall bear interest to the date of such conversion at the Reference Rate in effect from time to time plus 0.75% per annum and thereafter to maturity at the Fixed Rate plus 3.35% per annum.

                   (c) DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

              3.2 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.7 or Section 2.8 of the Credit Agreement, as applicable.

              3.3 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to three-eighths of one percent (3/8%) per annum on the average daily Unused Credit Amount.

              3.4 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to two percent (2%) per annum.

              3.5 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower prior to the Termination Date, the Borrower shall pay to the Lender a termination fee in an amount equal to (a) $100,000, if such termination occurs at any time prior to March 31, 1997, or (b) $75,000 at any time thereafter.

          4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. The Account Receivable must not be unpaid on the date that is 61 days after the date of the invoice evidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 60 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

          5. ADDITIONAL NEGATIVE COVENANTS. From the date of the Credit Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

             5.1 CAPITAL BASE. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:

                   PERIOD                        CAPITAL BASE

                   June 1, 1996 through and
                   including June 30, 1996       $4,600,000

                   July 1, 1996 through and
                   including December 31, 1996   $4,700,000

                   January 1, 1997 to and
                   including December 31, 1997            $4,900,000

                   January 1, 1998 and thereafter         $5,100,000

              5.2 LEVERAGE RATIO. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, less (ii) Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:

                   PERIOD                              LEVERAGE RATIO

                   June 1, 1996 through and
                   including December 31, 1996           3.0 to 1.0

                   January 1, 1997 through and
                   including December 31, 1997           2.7 to 1.0

                   January 1, 1998 and thereafter        2.5 to 1.0

              5.3 CAPITAL EXPENDITURES. During the calendar year set forth below, make Capital Expenditures in such calendar year in an amount that on a consolidated basis exceeds the amount set forth below opposite such calendar year:

                   CALENDAR YEAR            CAPITAL EXPENDITURES

                     1996                        $1,300,000

                     1997                        $  500,000

                     1998                        $  600,000

              5.4 CASH FLOW COVERAGE RATIO. During each of the periods set forth below, as of the last day of each month occurring in such period for the period commencing on January 1st of the year in which such month occurs and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than the ratio set forth below opposite such period:

                                                  CASH FLOW
                  PERIOD                        COVERAGE RATIO

                  June 1, 1996 through and
                  including August 31, 1996       .50 to 1.0

                  September 1, 1996 through and
                  including November 30, 1996     .65 to 1.0

                  December 1, 1996 through and
                  including December 31, 1996     .75 to 1.0

                  January 1, 1997 and thereafter 1.05 to 1.0

    Borrower's Initials   JL
                       ----------------
    Lender's Initials     WP
                       ----------------
    Date:               as of 6/1/96
                       ----------------

                SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         THIS SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
    (this "Amendment") made and entered into as of January 6, 1997 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS

         1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994, as amended by a First Amendment to Credit and Security Agreement dated as of July 18, 1994, a Second Amendment to Credit and Security Agreement dated as of March 30, 1995, a Third Amendment to Credit and Security Agreement dated as of September 12, 1995, a Fourth Amendment to Credit and Security Agreement dated as of November 17, 1995 and a Fifth Amendment to Credit and Security Agreement dated as of June 1, 1996 (as so amended, the "Credit Agreement"); and

         2. The Borrower and the Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. Amendments. The Credit Agreement is hereby amended as follows:

         2.1 Restricted Payments. Section 6.8 of the Credit Agreement is hereby amended in its entirety as follows:

                   6.8 RESTRICTED PAYMENTS. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends and dividends payable to the Borrower), make any distribution to stockholders as such (other than the Borrower) or set aside any funds for any such purpose, and not prepay, purchase or redeem any Subordinated Debt of the Borrower or any Subsidiary; provided, that, an aggregate amount of $800,000 of Subordinated Debt may be repaid by the Borrower after December 31, 1996, so long as no Unmatured Event of Default or Event of Default is outstanding at the time of repayment or would occur upon such repayment.

         Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective as of January 6, 1997, upon delivery of the following to the Lender:

         3.1 This Amendment, duly executed by the Borrower and the Lender.

         3.2 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or this Amendment.

   Section 4. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith by proper corporate action, and neither the Amendment nor the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or any provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

   Section 5. Affirmation, Acknowledgement, Further References. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. The Borrower acknowledges that this Amendment and all amendments to the Credit Agreement are Loan Documents. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

         Section 6. Merger and Integration, Superseding Effect. The Credit Agreement, as amended by this Amendment, and the other Loan Documents from and after the date hereof, embody the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that the Credit Agreement, as amended by this Amendment, shall control with respect to the specific subjects hereof and thereof.

         Section 7. Legal Expenses. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney P.L.L.P, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

         Section 8. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 9. Counterpart. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

         Section 10. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

    BORROWER:                     PRIMEGG, LTD.

                                  By:    Jon E. Luikart
                                     -------------------------------
                                  Title:  President
                                        ----------------------------



    LENDER:                       FBS BUSINESS FINANCE CORPORATION


                                  By:  William C. Phelps
                                     -------------------------------
                                  Title:   Vice President
                                        ----------------------------

               SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         THIS SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") made and entered into as of May 30, 1997 is by and between PRIMEGG, LTD., a Delaware corporation (the "Borrower"), and FBS BUSINESS FINANCE CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS

            1. The Lender and the Borrower entered into a Credit and Security Agreement dated as of April 8, 1994, as amended by a First Amendment to Credit and Security Agreement dated as of July 18, 1994, a Second Amendment to Credit and Security Agreement dated as of March 30, 1995, a Third Amendment to Credit and Security Agreement dated as of September 12, 1995, a Fourth Amendment to Credit and Security Agreement dated as of November 17, 1995, a Fifth Amendment to Credit and Security Agreement dated as of June 1, 1996 and a Sixth Amendment to Credit and Security Agreement dated as of January 6, 1997 (as so amended, the "Credit Agreement"); and

            2. The Borrower and the Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

            Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

            Section 2. Amendments. The Credit Agreement is hereby amended as follows:

                  2.1 Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

                  "Adjusted Eurodollar Rate:" With respect to each Interest
            Period applicable to a Eurodollar Rate Loan, the rate (rounded upward, if necessary, to the next one sixteenth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                  "Applicable Margin: With respect to:

                       (a)  Variable Rate Loans -- 0.25%

                       (b)  Eurodollar Rate Loans -- 2.50%

                       (c)  Term Rate Loans -- 2.60%

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York, New York.

                  "Eurodollar Rate": With respect to each Interest Period
            applicable to a Eurodollar Rate Loan, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest one sixteenth of one percent) for delivery of such deposits on the first day of such Interest Period, for the number of months in such Interest Period, which appears on the Reuters Screen LIBO pages as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Lender at such time based on such other published service of general application as shall be selected by the Lender for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Lender may determine the rate based on rates at which United States dollar deposits are offered to the Lender in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Loan to which such Interest Period is to apply (rounded upward, if necessary, to the nearest one sixteenth of one percent). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Loan": A Loan with respect to which the
            interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Reserve Percentage": As of any day, that
            percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Lender and its corporate parent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Interest Period": With respect to each Eurodollar Rate Loan, the period commencing on the date of such Loan or on the last day of the immediately preceding Interest Period and ending one, two, three, six or twelve months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided, that:

           (a) Any Interest Period applicable to a Eurodollar Rate Loan that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

           (b) Any Interest Period applicable to a Eurodollar Rate Loan that begin on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

           (c) No Interest Period may end after the Termination Date, and no Interest Period applicable to a Term Loan may end after the scheduled maturity of such Term Loan; and

           (d) Interest Periods shall be selected so that the installment payments on the Term Loans can be paid without having to pay a Eurodollar Rate Loan prior to the last day of the Interest Period applicable thereto.

            "Loan Date": The Business Day on which a Loan is to be made, and which, in the case of a Loan to be made as in a Eurodollar Rate Loan, shall be a Eurodollar Business Day.

            "Make-Whole Amount": In connection with any prepayment of or failure to borrow any Eurodollar Rate Loan, the excess, if any, of (i) the aggregate present value as of the date of such prepayment or failure to borrow of each dollar of principal of such Eurodollar Rate Loan being prepaid or not being borrowed and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such Eurodollar Rate Loan if such prepayment had not been made or if such Loan had been borrowed, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the Eurodollar Rate Loan being prepaid or not being borrowed. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean with respect to any Loan prepaid or not borrowed, the sum of (i) the Adjusted Eurodollar Rate that would apply to a new Loan made on the date of prepayment or failure to borrow in an amount equal to the amount prepaid or not borrowed and having an Interest Period equal to the Weighted Average Life to Maturity of the Loan prepaid or not borrowed, and (ii) the Applicable Margin applicable to the Loan prepaid or not borrowed. If no quote of the Eurodollar Rate, as applicable, is available for the exact Weighted Average Life to Maturity, the applicable rate for the two available maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight line basis.

                  "Weighted Average Life to Maturity: of the principal amount of the Loan being prepaid or not being borrowed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such Loan by the aggregate amount of such principal.

                  "Remaining Dollar-Years" of any Loan shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of such Loan that would have become due, or which respect to which the Interest Period would have ended, on each scheduled date therefor if such prepayment had not been made or if such amount had been borrowed, less (2) the amount of such Loan scheduled to become due, or with respect to which the Interest Period was scheduled to end, on each such date after giving effect to such prepayment and the application thereof in accordance with the provisions of Section 2.10, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled date, and (ii) totalling the products obtained in (i).

          "Regulatory Change": Any change after May 31, 1997, in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender's corporate parent under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          2.2 Amended Definitions. Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Equipment Credit Amount" in its entirety and substituting the following therefor:

          "Equipment Credit Amount": The term "Equipment Credit Amount" shall have the meaning given such term in Supplement A.

          2.3 Revolving Loans. Section 2.1.1(a) of the Credit Agreement is hereby amended in its entirety as follows:

                    (a) Subject to the terms and conditions of the Loan Documents, and in reliance upon the warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make such loans or advances (individually, a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower as the Borrower may from time to time request up to but not in excess of the Revolving Loan Availability. Subject to Section 2.16, Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, reborrowed to the Termination Date unless the Credit extended under this Agreement is otherwise terminated as provided in this Agreement.

          2.4 Term Loan A - Eurodollar Loans. Section 2.1.2 of the Credit Agreement is hereby amended by adding the following new section (f) to the end thereof:

                    (f) During any period in which Term Loan A is a Eurodollar Rate Loan, the Borrower may, subject to Section 2.16, upon three Business Days' prior written notice to the Lender, prepay the principal of Term Loan A in whole or in part. Any partial prepayment of principal of Term Loan A shall be in a minimum amount of the lesser of (i) the outstanding principal balance of Term Loan A and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of Term Loan A in the inverse order of their maturities. Any principal of Term Loan A which is repaid may not be reborrowed.

          2.5 Equipment Loans - Variable Rate Loans. Section 2.1.3(c) is hereby amended in its entirety as follows:

                    (c) During any period in which an Equipment Loan is a Variable Rate Loan, the Borrower may, upon three Business Days' notice to the Lender, prepay the principal of such Equipment Loan in whole or in part without premium. Any partial prepayment of principal of an Equipment Loan shall be in a minimum amount of the lesser of (i) the outstanding principal balance of such Equipment Loan and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of such Equipment Loan in the inverse order of their maturities. Any principal of an Equipment Loan which is repaid may not be reborrowed.

          2.6       Equipment Loans - Eurodollar Rate Loans; Requests. Section
2.1.3 is hereby further amended by adding the following new section to the end thereof:

                    (f) During any period in which an Equipment Loan is a Eurodollar Rate Loan, the Borrower may, subject to Section 2.16 hereof, upon five Business Days' notice to the Lender, prepay the principal of such Equipment Loan in whole or in part. Any partial prepayment of principal of an Equipment Loan shall be in a minimum amount of the lesser of (i) the outstanding principal balance of such Equipment Loan and (ii) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of such Equipment Loan in the inverse order of their maturities. Any principal of an Equipment Loan which is repaid may not be reborrowed.

                    (g) Any request by the Borrower for an Equipment Loan hereunder shall be in writing, or by telephone promptly confirmed in writing and must be given so as to be received by the Lender not later than 2:00 p.m. (Minneapolis time) two Eurodollar Business Days prior to the requested Loan Date if an Equipment Loan is requested as a Eurodollar Rate Loan, not later than 11:00 a.m. (Minneapolis time) on the requested Loan Date if an Equipment Loan is requested as a Variable Rate Loan and not later than 11:00 a.m. (Minneapolis time) two Business Days prior to the requested Loan Date, if an Equipment Loan is requested as a Fixed Rate Loan. Each request for an Equipment Loan hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Loan Date and after giving effect to the requested Equipment Loan, the applicable conditions specified in Article IX have been and will be satisfied. Each request for an Equipment Loan hereunder shall specify (i) the requested Loan Date, (ii) the amount of the Equipment Loan to be made on such date which, in the case of an Equipment Loan made as a Eurodollar Rate Loan, shall be in a minimum amount of $100,000, (iii) whether such Equipment Loan is to be funded as a Variable Rate Loan, a Eurodollar Rate Loan or a Fixed Rate Loan and (iv) in the case of a Eurodollar Rate Loan, the initial Interest Period applicable thereto. Without in any way limiting the Borrower's obligation to confirm in writing any telephone request for an Equipment Loan hereunder, the Lender may rely on any such request which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the

          Lender's record of the terms of such telephone request. The Borrower's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 2.1.3(g) shall not in any manner affect the obligation of the Borrower to repay such Equipment Loan in accordance with the terms of this Agreement.

          2.7 Requests for Revolving Loans. Section 2.5(a) of the Credit Agreement is hereby amended in its entirety as follows:

          (a) Procedure for Revolving Loans. Any request by the Borrower for a Revolving Loan hereunder shall be in writing, or by telephone promptly confirmed in writing and must be given so as to be received by the Lender not later than 2:00 p.m. (Minneapolis time) two Eurodollar Business Days prior to the requested Loan Date if a Revolving Loan is requested as a Eurodollar Rate Loan, and not later than 11:00 a.m. (Minneapolis time) on the requested Loan Date if a Revolving Loan is requested as a Variable Rate Loan. Each request for a Revolving Loan hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Loan Date and after giving effect to the requested Revolving Loan, the applicable conditions specified in Article IX have been and will be satisfied. Each request for a Revolving Loan hereunder shall specify (i) the requested Loan Date, (ii) the aggregate amount of the Revolving Loan to be made on such date which, in the case of a Revolving Loan made as a Eurodollar Rate Loan, shall be in a minimum amount of $100,000, (iii) whether such Revolving Loan is to be funded as a Variable Rate Loan or Eurodollar Rate Loan and (iv) in the case of a Revolving Loan to be funded as a Eurodollar Rate Loan, the initial Interest Period applicable thereto. Without in any way limiting the Borrowers' obligation to confirm in writing any telephone request for a Revolving Loan hereunder, the Lender may rely on any such request which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephone request. The Borrower's failure to confirm any such telephonic notice or otherwise comply with the provisions of this Section 2.5(a) shall not in any manner affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

          2.8 Additional Eurodollar Provisions. Article II of the Credit Agreement is hereby further amended by adding the following sections to the end thereof:

          2.12 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Loan, the Lender determines (which determination shall be conclusive and binding, absent manifest error) that:

               (a) deposits in dollars (in the applicable amount) are not being made available to the Lender or to its corporate parent in the relevant market for such Interest Period, or

               (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lender or to its corporate parent of funding or maintaining Eurodollar Rate Loans for such Interest Period, the Lender shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Lender to make or continue, or to convert any Loans to Eurodollar Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Loans by the Lender requested as Eurodollar Rate Loans shall be made as Variable Rate Loans. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Loan outstanding at the time such suspension is imposed.

          2.13 INCREASED COST. If any Regulatory Change:

               (a) shall subject the Lender or its corporate parent to any tax, duty or other charge with respect to its Eurodollar Rate Loans, its Notes, or its obligation to make Eurodollar Rate Loans, or shall change the basis of taxation of payment to the Lender of the principal of or interest on its Eurodollar Rate Loans, or any other amounts due under this Agreement in respect of its Eurodollar Rate Loans, or its obligation to make Eurodollar Rate Loans (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender is located); or


               (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Loan any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, or shall impose on or on the interbank eurodollar market, any other condition affecting its Eurodollar Rate Loans, the Notes or its obligation to make Eurodollar Rate Loans; and the result of any of the foregoing is to increase the cost to the Lender or its corporate parent of making or maintaining any Eurodollar Rate Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Notes, then, within 30 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.13; provided, that the failure by the Lender to provide such notice shall not in any way limit the Lender's right to receive compensation under this Section
          2.13. A certificate of the Lender claiming compensation under this
          Section 2.13, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. Failure on the part of the Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

          2.14 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for the Lender to make, maintain or fund any Eurodollar Rate Loans, the Lender shall notify the Borrower, whereupon the obligation of the Lender to make or continue, or to convert any Loans to, Eurodollar Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Lender determines that it may not lawfully continue to maintain any Eurodollar Rate Loans to the end of the applicable Interest Periods, all of the affected Loans shall be automatically converted to Variable Rate Loans as of the date of the Lender's notice, and upon such conversion the Borrower shall indemnify the Lender in accordance with Section 2.16.

          2.15 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its corporate parent (by an amount the Lender deems material) as a consequence of Commitments and/or the Loans to a level below that which the Lender or its corporate parent could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its corporate parent with respect to capital adequacy), then the Borrower shall, within ten days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender and its corporate parent for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent manifest error.

          2.16 FUNDING LOSSES. The Borrower shall pay the Lender the
     Make-Whole Amount with respect to any Eurodollar Rate Loan: (i) if for any reason, other than a default by the Lender, a funding of a Eurodollar
     Rate Loan does not occur on the date specified therefor in the Borrower's request or notice as to such Loan under Section 2.1.3(g) or 2.5(a), or
     (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of the Obligations following an Event of Default), any repayment of a Eurodollar Rate Loan, or a conversion pursuant to Section 2.14, occurs on any day other than the last day of the Interest Period applicable thereto. The Lender's request for compensation shall set forth the calculation of the Make-Whole Amount and shall be final, conclusive and binding, absent manifest error.

          2.17 DISCRETION OF LENDERS AS TO MANNER OF FUNDING. The Lender shall be entitled to fund and maintain its funding of Eurodollar Rate Loans in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.16) shall be made as if the Lender had actually funded and maintained each Eurodollar Rate Loan during the Interest Period for such Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          2.9 Supplement A. Supplement A to the Credit Agreement is amended and restated in its entirety in the form of Exhibit A hereto.

     Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery of the following to the Lender:

          3.1 This Amendment, duly executed by the Borrower and the Lender and Supplement A, duly initialed by Borrower and Lender.

          3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated April 21, 1994; and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          3.3 The Borrower shall have satisfied such other conditions as reasonably specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement or this Amendment.

     Section 4. Defaults and Waivers. Upon the date on which this Amendment becomes effective, the Lender hereby waives any Unmatured Events of Default or Events of Default arising as a result of the failure of the Borrower to comply with Section 5.4 (Cash Flow Coverage Ratio) of Supplement A to the Credit Agreement as of the end of the reporting period ending January 31, 1997. The waiver set forth herein shall not constitute a waiver by the Lender of any other Unmatured Event of Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

     Section 5. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Unmatured Event of Default or Event of Default on such date which has not been waived by the Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith by proper corporate action, and neither the Amendment nor the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or any provision of the Borrower's Certificate of Incorporation, Bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described.

     Section 6. Affirmation, Acknowledgement, Further References. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. The Borrower acknowledges that this Amendment and all amendments to the Credit Agreement are Loan Documents. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

     Section 7. Merger and Integration, Superseding Effect. The Credit Agreement, as amended by this Amendment, and the other Loan Documents from and after the date hereof, embody the entire agreement and understanding between the parties hereto and supersede and have merged into them all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that the Credit Agreement, as amended by this Amendment, shall control with respect to the specific subjects hereof and thereof.

     Section 8. Legal Expenses. As provided in Section 12.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

     Section 9. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

     Section 10. Counterpart. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

     Section 11. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:                     PRIMEGG, LTD.

                              By:     Jon E. Luikart
                                 ----------------------------------
                              Title:    President
                                    -------------------------------





LENDER:                       FBS BUSINESS FINANCE CORPORATION


                              By: Kim Leppanen
                                 ----------------------------------
                              Title: Assistant Vice President
                                    -------------------------------

                                                                    EXHIBIT A TO
                                                               SEVENTH AMENDMENT

                                  SUPPLEMENT A
                                       TO
                         CREDIT AND SECURITY AGREEMENT
                        DATED AS OF APRIL 8,1994 BETWEEN
                FBS BUSINESS FINANCE CORPORATION (THE "LENDER")
                                      AND
                         PRIMEGG, LTD. (THE "BORROWER")

     1. CREDIT AGREEMENT REFERENCE. This Supplement A, as amended and restated as of May 30, 1997, and as it may be further amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of April 8, 1994, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.


     2.   DEFINITIONS.

          2.1 REVOLVING CREDIT AMOUNT. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000) (unless such amount is increased by the Lender in its sole and absolute discretion); provided, however, that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

          2.2   BORROWING BASE. The term "Borrowing Base" shall mean:

                (a) an amount of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

                (b) an amount of up to the lesser of (1) the sum of (A) 65% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory which does not constitute Eligible Committed Inventory, plus (B) 70% of the net value (the cost, determined on a first in first out basis, of such Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Committed Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary of the Borrower's Eligible Committed Inventory, plus (C) 35% of the net value (as determined by the Lender) of the Borrower's Reconstituted Inventory; or (2) $4,000,000.

          2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $500,000.

          2.4 TERMINATION DATE. The term "Termination Date" shall mean June 30, 2000.

          2.5 EQUIPMENT CREDIT AMOUNT. The term "Equipment Credit Amount" shall mean the maximum amount of Equipment Loans which the Lender will make available to the Borrower which amount shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000) (unless such amount is increased by the Lender in its sole and absolute discretion).

     3.   INTEREST; FEES.

          3.1  LOANS.

               (a) VARIABLE RATE LOANS. The unpaid principal balance of the Variable Rate Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus the Applicable Margin.

               (b) EURODOLLAR RATE LOANS. The unpaid principal balance of each Eurodollar Rate Loan shall bear interest during the Interest Period applicable to such Eurodollar Rate Loan at the Adjusted Eurodollar Rate applicable to such Interest Period plus the Applicable Margin.

               (c) FIXED RATE LOANS. The unpaid principal balance of each Term Loan converted to a Fixed Rate Loan pursuant to Section 3.2 of this Supplement A shall bear interest to maturity at the Fixed Rate applicable as of the date of such conversion, plus the Applicable Margin.

               (d) DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

     3.2  CONVERSIONS AND CONTINUATIONS.

          (a) REVOLVING LOANS. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Revolving Loans into a Variable Rate Loan or Eurodollar Rate Loan, or to continue a Eurodollar Rate Loan as such; provided, however, that a Eurodollar Rate Loan may be converted or continued only on the last day of the Interest Period applicable thereto and no Revolving Loan may be converted to or continued as a Eurodollar Rate Loan if an Unmatured Event of Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Revolving Loans may be converted to, or continued as, a Eurodollar Rate Loan only in an amount equal to or greater than $100,000. The Borrower shall give the Lender written notice of any continuation or conversion of any Revolving Loans and such notice must be given so as to be received by the Lender not later than 11:00 A.M. (Minneapolis time) on the date of the requested conversion to a Variable Rate Loan, and not later than 2:00 P.M. (Minneapolis time) two Eurodollar Business Days prior to the date of the requested continuation of or conversion to a Eurodollar Rate Loan. Each such notice shall specify (i) the amount to be continued or converted, (ii) the date for the continuation or conversion (which must be (A) the last day of the preceding Interest Period for any continuation of a Eurodollar Rate Loan, and (B) a Business Day in the case of conversions to a Variable Rate Loan, and a Eurodollar Business Day in the case of a continuation as or conversion to a Eurodollar Rate Loan), and (iii) in the case of a conversion to or continuation as a Eurodollar Rate Loan, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Lender within the time required by this Section of the continuation of a Eurodollar Rate Loan, such Loan shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Variable Rate Loan of the same principal amount.

          (b) TERM LOANS. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert any Term Loan into a Variable Rate Loan, a Eurodollar Rate Loan or a Fixed Rate Loan, or to continue a Eurodollar Rate Loan as such; provided, however, that (i) a Eurodollar Rate Loan may be converted or continued only on the last day of the Interest Period applicable thereto, (ii) a Term Loan may not be converted to a Fixed Rate Loan or a Eurodollar Rate Loan or continued as a Eurodollar Rate Loan if an Unmatured Event of Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion, and (iii) any Term Loan converted to a Fixed Rate Loan shall remain a Fixed Rate Loan until the maturity of such Term Loan. A Term Loan may be converted to, or continued as a Eurodollar Rate Loan only to the extent the outstanding principal amount of such Term Loan is greater than or equal to $100,000. The Borrower shall give the Lender written notice of any continuation or conversion of any Term Loan and such notice must be given so as to be received by the Lender not later than 11:00 a.m. (Minneapolis time) on the date of requested conversion to a Variable Rate Loan, not later than 2:00 p.m. (Minneapolis time) two Eurodollar Business Days prior to the date of a requested continuation of or conversion to a Eurodollar Rate Loan, and not later than 2:00 p.m. (Minneapolis time) five Business Days prior to the date of a requested conversion to a Fixed Rate Loan. Each such notice shall specify (A) the Term Loan to be continued or converted, (B) the date for the continuation or conversion which must be (I) the last day of the preceding Interest Period for any continuation of or conversion from a Eurodollar Rate Loan, and (II) a Business Day in the case of conversions to a Variable Rate Loan or Fixed Rate Loan and a Eurodollar Business Day in the case of a continuation as or conversion to a Eurodollar Rate Loan), and (C) in the case of a conversion to or continuation as a Eurodollar Rate Loan, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Lender within the time required by this Section of the continuation of any Eurodollar Rate Loan, such Term Loan shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Variable Rate Loan of the same principal amount.

          3.3 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.7 or Section 2.8 of the Credit Agreement, as applicable.

          3.4 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to three-eighths of one percent (3/8%) per annum on the average daily Unused Credit Amount.

          3.5 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to two percent (2%) per annum.

          3.6 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower prior to the Termination Date, the Borrower shall pay to the Lender a termination fee in an amount equal to one percentage (1%) of the Revolving Credit Amount.

     4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. The Account Receivable must not be unpaid on the date that is 61 days after the date of the invoice evidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 60 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

     5.   ADDITIONAL NEGATIVE COVENANTS. From the date of the Credit
Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

          5.1 CAPITAL BASE. During each of the periods set forth below, not permit the Borrower's Capital Base to be less than the amount set forth opposite such period at any time:

               PERIOD                           CAPITAL BASE

               January 1, 1997 to and
               including December 31, 1997      $4,900,000

               January 1, 1998 to and
               including December 31, 1998      $5,400,000

               January 1, 1999 and thereafter   $5,900,000

          5.2 LEVERAGE RATIO. During each of the periods set forth below, not permit the ratio of (a) the sum of (i) the Borrower's consolidated total liabilities, less (ii) Subordinated Debt, to (b) the Borrower's Capital Base to be greater than the ratio set forth below opposite such period at any time:

               PERIOD                           LEVERAGE RATIO

               January 1, 1997 through and
               including December 31, 1997      2.7 to 1.0

               January 1, 1998 to and
               including December 31, 1998      2.5 to 1.0

               January 1, 1999 and thereafter   2.3 to 1.0

          5.3 CAPITAL EXPENDITURES. During the calendar year set forth below, make Capital Expenditures in such calendar year in an amount that on a consolidated basis exceeds the amount set forth below opposite such calendar year:

               CALENDAR YEAR            CAPITAL EXPENDITURES

                 1997                        $2,000,000

                 1998                        $1,500,000

                 1999                        $1,500,000

                 2000                        $1,500,000

          5.4 CASH FLOW COVERAGE RATIO. As of the last day of each month for the period commencing on January 1st of the calendar year in which such month occurs and ending on such date, permit the Borrower's Cash Flow Coverage Ratio to be less than 1.05 to 1.0.




Borrower's Initials   JEL
                   ---------
Lender's Initials     KAL
                   ---------
Date:               5-30-97
                   ---------